UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
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April 23, 2014

Dear Fellow Stockholder:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation (the "Company"), which will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Thursday, May 22, 2014, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2014 Annual Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

Glen A. Messina President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2014 ANNUAL MEETING

To Our Stockholders:

        The 2014 Annual Meeting of Stockholders of PHH Corporation (the "Company") will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Thursday, May 22, 2014, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          1.     To elect nine directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

          2.     To approve the PHH Corporation 2014 Equity and Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended;

          3.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

          4.     To conduct an advisory vote to approve the compensation of our named executive officers; and

          5.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 26, 2014 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

April 23, 2014

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014.

THIS NOTICE OF 2014 ANNUAL MEETING, PROXY STATEMENT AND 2013 ANNUAL REPORT
IS AVAILABLE ON THE INTERNET AT:
http://www.proxyvote.com

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2014 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Thursday, May 22, 2014, at 10:00 a.m., local time, or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2014 Annual Meeting.

        This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April 23, 2014. If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Wednesday, May 21, 2014, in accordance with the instructions on the enclosed proxy card or vote instruction form. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

        (1)   Proposal 1:    FOR, the election of each of Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the "Director Election Proposal");

        (2)   Proposal 2:    FOR the approval of the PHH Corporation 2014 Equity and Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Equity Incentive Plan Proposal");

        (3)   Proposal 3:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (the "Ratification of Auditors Proposal");

        (4)   Proposal 4:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the "Say on Pay Vote"); and

        (5)   At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, "FOR" THE EQUITY INCENTIVE PLAN PROPOSAL, "FOR" THE RATIFICATION OF AUDITORS PROPOSAL, AND "FOR" THE SAY ON PAY VOTE.

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING

Why am I receiving these proxy materials?

        You are receiving these proxy materials because our Board of Directors (the "Board") is soliciting your proxy to cast your vote at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation, a Maryland corporation ("we," "our," "us," "PHH" or the "Company"), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2014 Annual Meeting, our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2014 (the "2013 Annual Report"), and the enclosed proxy card or vote instruction form for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April 23, 2014.

When and where is the Annual Meeting going to be held?

        The Annual Meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Thursday, May 22, 2014, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2014 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Equity Incentive Plan Proposal, (3) the Ratification of Auditors Proposal and (4) the Say on Pay Vote.

What are the Board's recommendations for how I should vote my shares?

        The Board recommends that you vote your shares as follows:

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  Proposal 1:    FOR, the election of each of Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

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  Proposal 2:    FOR the approval of the PHH Corporation 2014 Equity and Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended;

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  Proposal 3:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

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  Proposal 4:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

Who can attend the Annual Meeting?

        Only stockholders of record as of the close of business on March 26, 2014, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you hold your shares in "street name" (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

        Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

        Stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote as of the record date, March 26, 2014, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 57,377,894 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

        57,377,894 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

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  Proposal 1—Director Election Proposal:    Directors are elected by a plurality of the votes cast by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Accordingly, the nine candidates with the highest number of "FOR" votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast for the election of directors and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for purposes of determining whether a quorum is present at the meeting.

    Under our Corporate Governance Guidelines, a director that fails to receive more votes cast "for" than "against" his or her election or re-election is expected to tender his or her resignation from the

    Board and, within 90 days following certification of the stockholder vote, the Corporate Governance Committee of the Board is required to determine whether to accept the director's resignation and to submit such recommendation for prompt consideration by the Board. Under our Corporate Governance Guidelines, the Board is required to act on any such recommendation from the Corporate Governance Committee and the Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation.

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  Proposal 2—Equity Incentive Plan Proposal:    Approval of the PHH Corporation 2014 Equity and Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

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  Proposal 3—Ratification of Auditors Proposal:    Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

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  Proposal 4—Say on Pay Vote:    Approval of the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote. Although the Say on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

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  Other business:    All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast or shares voting on the proposal and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for the purpose of determining whether a quorum is present at the meeting.

What is a broker non-vote?

        Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange (the "NYSE"), a nominee does not have discretionary voting power with respect to "non-routine" matters.

        "Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

        Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

        We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

How do I vote?

        You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

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  Vote by Telephone:  You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.

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  Vote by Internet:  You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.

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  Vote by Mail:  If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before May 21, 2014.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on May 21, 2014.

Can I change my vote?

        Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. If you have shares held by a bank, broker or other nominee or in "street name," you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Could other matters be decided at the Annual Meeting?

        The Board does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

What if I vote for some but not all of the proposals?

        Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the Director Election Proposal, the Equity Incentive Plan Proposal, the Ratification of Auditors Proposal, and the Say on Pay Vote will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

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  FOR the Director Election Proposal;

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  FOR the Equity Incentive Plan Proposal;

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  FOR the Ratification of Auditors Proposal;

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  FOR the Say on Pay Vote; and

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  At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies on behalf of our Board. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Who will count and certify the vote?

        Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

How can I access the proxy materials and 2013 Annual Report electronically?

        Copies of the Notice of 2014 Annual Meeting, Proxy Statement and 2013 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

        Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Ethics and Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, Finance and Risk Management Committee, and Regulatory Oversight Committee are also available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

PROPOSAL 1—DIRECTOR ELECTION PROPOSAL

        The Board has nominated for election as directors at the Annual Meeting Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Shares of our common stock represented by duly authorized proxies will be voted FOR the foregoing nominees or any substitute nominee or nominees designated by the Board if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Articles of Amendment and Restatement, as amended through June 12, 2013 (the "Charter"), and Amended and Restated By-Laws, as amended through December 5, 2013 (the "By-Laws").

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD.

BOARD OF DIRECTORS

        During 2013, our Board held nineteen meetings. Each incumbent director and director nominee attended at least 75% of the meetings held by the Board during the period in which each such director served as a member of the Board. All directors are expected to attend Board meetings, meetings of the Committees upon which they serve and meetings of our stockholders absent exceptional cause. Except for Mr. Allan Z. Loren, all of our directors that were serving as directors on June 12, 2013, attended the 2013 Annual Meeting of Stockholders held on June 12, 2013.

Nominees to Serve as Directors—Term Expires in 2015

        Jane D. Carlin, 58, has served as a director since September 27, 2012. Ms. Carlin currently serves as President of Carlin Consulting, LLC and as a director of Astoria Financial Corporation and its wholly owned subsidiary, Astoria Federal Savings and Loan Association. Ms. Carlin previously served as a Managing Director and Global Head of Operational Risk, Business Continuity Planning, Information Security and New Product Approvals of the Morgan Stanley Group from 2006 until 2012. Ms. Carlin also served as Chairperson of the Financial Services Sector Coordinating Counsel for Critical Infrastructure Protection and Homeland Security from 2010 until 2012 and as Vice Chair from 2009 until 2010. From 2003 to 2006, she was with Credit Suisse Group as Managing Director and Global Head of Credit Suisse's Operational Risk Oversight Department. From 1987 until 2003, Ms. Carlin held a series of progressively responsible positions at the Morgan Stanley Group, including Managing Director, Deputy General Counsel and Head of Legal for Global Sales and Trading. Ms. Carlin's investment banking and financial services industry experience led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.

        James O. Egan, 65, serves as our Non-Executive Chairman of the Board and has served as a director since March 30, 2009. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. Mr. Egan possesses over forty years of business experience involving companies of varying sizes from start-ups to Fortune 500 public companies operating across numerous industries, including twenty-five years of public accounting experience having served as lead audit partner involved in the audits of annual financial statements of numerous public companies. He also has ten years of private equity experience working with portfolio companies in the US and Europe to create shareholder value. Mr. Egan also currently serves as a director of New York & Company, Inc. and privately-held Victor Technologies Group, Inc.. Mr. Egan's broad business, strategic, operational, financial, M&A and private equity experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Thomas P. Gibbons, 57, has served as a director since July 1, 2011. Mr. Gibbons currently serves as a Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation and BNY Mellon, N.A. Mr. Gibbons served as Chief Risk Officer of BNY Mellon from July 2007 to July 2008. Prior to the merger of The Bank of New York with Mellon Financial Corporation, Mr. Gibbons served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc. from September 2006 until June 2007, and in various other capacities at The Bank of New York Company, Inc. since 1986. Mr. Gibbons currently serves on the Board of Managers of ConvergEx Holdings, LLC and is on the advisory board of Wake Forest University's Business School. Mr. Gibbon's senior financial management and leadership experience in the financial services industry led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Allan Z. Loren, 75, has served as a director since June 10, 2009. Mr. Loren currently serves as an Executive Coach to chief executive officers. He served as both Chairman and Chief Executive Officer of Dun & Bradstreet from 2000 through 2004 and as Chairman in 2005. Prior to joining Dun & Bradstreet, he served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from 1991 to 1994, as President of Apple Computer USA from 1988 to 1990, and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. He currently serves as a trustee on the Board of Trustees of Queens College, City University of New York. Mr. Loren previously served on the board of directors of Iron Mountain Inc., Fair Isaac Corporation, Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.). Mr. Loren's operational, technological, executive coaching and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director. In accordance with our Corporate Governance Guidelines, the Corporate Governance Committee of the Board has determined to waive the mandatory retirement age policy for Mr. Loren which would have otherwise required Mr. Loren to retire from the Board due to his age.

        Glen A. Messina, 52, has served as a director and as President and Chief Executive Officer since January 3, 2012. Mr. Messina served as our Chief Operating Officer from July 2011 to December 2011. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company ("GE") most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business, from 2008 until July 2011. Previously, Mr. Messina served as Chief Financial Officer of GE Water and Process Technologies from 2007 to 2008 and Chief Financial Officer of GE Equipment Services from 2002 to 2007. Prior thereto, Mr. Messina served in various other senior level positions at GE including, at GE Capital Mortgage Corporation, Chief Executive Officer from 1998 to 2000 and Chief Financial Officer from 1996 to 1998. Mr. Messina's position as our President and Chief Executive Officer and his operational and leadership experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Gregory J. Parseghian, 53, has served as a director since June 10, 2009. Mr. Parseghian is currently a private investor and, from September 2007 through December 2008, served as Director of Research for Brahman Capital. He has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management and Salomon Brothers from 1982 through 1995. In 1996, Mr. Parseghian became Chief Investment Officer of Freddie Mac and served in that position until June 2003 at which time he was promoted by Freddie Mac's board of directors to serve as Chief Executive Officer until December 2003. He previously served on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian has had over twenty-five years of progressively increasing responsibility in the areas of investment banking, investment management and risk management. His background includes substantial involvement in the analysis, securitization and management of mortgage-backed securities. Mr. Parseghian's mortgage industry and risk management experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Charles P. Pizzi, 63, has served as a director since January 26, 2012. Mr. Pizzi was a member of the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011 and served as its Chairman from 2010 through 2011. He served as the President and Chief Executive Officer of Tasty Baking Company from 2002 until its merger with Flowers Foods, Inc. in 2011. From 1989 to 2002, Mr. Pizzi was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce. Mr. Pizzi currently serves on the boards of Brandywine Realty Trust, AlliedBarton Security Services LLC,

Independence Blue Cross, Pennsylvania Real Estate Investment Trust and FS Energy and Power Fund. Mr. Pizzi holds a B.S. in Business Administration from LaSalle University and an M.S. from the University of Pennsylvania. Mr. Pizzi's operational and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Deborah M. Reif, 61, has served as a director since April 1, 2010. Ms. Reif served most recently as Chief Executive Officer and President of the Equipment Services division of General Electric Company, a global transportation equipment enterprise, from 2006 through 2009 with responsibility for a global operating lease portfolio and a supply chain service strategy. From 2005 to 2006, Ms. Reif served as President of Digital Media of NBC Universal where she led the transformation of that operation to a digital business model. Prior to that, Ms. Reif served as Executive Vice President of Financial Structuring for NBC Universal where she led the assessment and restructuring of the Universal Theme Park portfolio from 2004 through 2005. From 2001 through 2004, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company and earlier in her career, in various risk roles of increasing scope and importance with GE Capital from 1971 through 2001. Ms. Reif's financial, risk management and relevant operational experience and leadership roles within a large, publicly-traded global enterprise led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.

        Carroll R. Wetzel, Jr., 70, has served as a director since January 1, 2010. Mr. Wetzel also serves as a director of Exide Technologies, Inc. He previously served as Vice Chairman and lead director at Arch Wireless from 2001 through 2002; as non-executive Chairman of the Board of Directors of Safety Components International from 2000-2005; as a director of Laidlaw International, Inc. from 2004 to 2007; as a director of Brink's Home Security Holdings, Inc. from 2008-2010; and as a director of The Brink's Company during 2008. Before that, he spent approximately 20 years working in investment banking and corporate finance. From 1988 to 1996, Mr. Wetzel served as head of the Merger and Acquisition Group at Chemical Bank and following its merger with Chase Manhattan Bank as co-head of the Merger and Acquisition Group and also previously served as a corporate finance officer at Dillon Read & Co., Inc. and Smith Barney. Mr. Wetzel's investment banking and financial services industry experience and his past service as a member of several other public company Board's led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

Directors Not Standing for Re-Election

        Jon A. Boscia, 61, has served as a director since September 27, 2012, and his term as a director will end effective with his retirement from the Board immediately prior to the commencement of the Annual Meeting. Mr. Boscia currently serves as the President and Chief Executive Officer of Boardroom Advisors, LLC, a corporate governance consulting business based in Bala Cynwyd, Pennsylvania. From 2008 until his retirement in 2011, Mr. Boscia was President of Sun Life Financial, Inc. Beginning in 1983, Mr. Boscia held a series of increasingly responsible positions with Lincoln National Corporation, ultimately serving as Chief Executive Officer from 1998 to 2007. Mr. Boscia currently serves as a member of the Board of Directors and Chair of the Audit Committee of The Southern Company (NYSE:SO), and has served the company since 2007. Mr. Boscia was a member of the Board of Directors of Lincoln National Corporation from 1998 until 2007, serving as Chairman from 2001 through 2007. Mr. Boscia previously served on the Board of Directors of Sun Life Financial (2011 to 2013), Armstrong World Industries, Inc. (2008 to 2010), Hershey Foods Corporation (2001 to 2007), and Georgia-Pacific Corporation (2005).

Independence of the Board of Directors

        Under the rules of the NYSE and the SEC, our Board is required to affirmatively determine which directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board has reviewed each director's relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the "Independence Standards") and Section 303A of the NYSE's Listed Company Manual (the "NYSE Listing Standards"). A copy of our categorical Independence Standards is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Based on the Board's review, our Board has affirmatively determined that each of our current non-employee directors and director nominees is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Mr. Messina, who serves as a director and our Chief Executive Officer, is not an independent director. Accordingly, 90% of our current incumbent directors and 89% of our director nominees standing for election at the Annual Meeting, in each case representing more than two-thirds of our directors as required by our Corporate Governance Guidelines, are independent.

COMMITTEES OF THE BOARD

        The Board has a standing Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, Finance and Risk Management Committee, and Regulatory Oversight Committee. Each such committee consists solely of directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and our Independence Standards. Each such committee operates pursuant to a written charter and a copy of each committee's charter is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of each committee's charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Audit Committee

        The Audit Committee assists our Board in the oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also oversees our corporate accounting and reporting practices by:

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  meeting with our financial management and independent registered public accounting firm to review and discuss our financial statements, quarterly earnings releases and financial data, and internal controls over financial reporting;

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  appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

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  reviewing the internal audit plan; and

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  reviewing the scope, procedures and results of our audits.

        The Audit Committee is currently comprised of Ms. Carlin and Messrs. Boscia (Chair), Gibbons and Parseghian. Immediately following the Annual Meeting, the Audit Committee is intended to be comprised of Ms. Carlin and Messrs. Egan, Gibbons, Parseghian and Wetzel (Chair). Our Board has determined that Messrs. Boscia, Egan and Gibbons qualify as "audit committee financial experts" within the meaning of applicable SEC rules and are independent directors under the Independence Standards and the NYSE Listing Standards. During 2013, the Audit Committee met fourteen times and each incumbent member of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

Human Capital and Compensation Committee

        The Human Capital and Compensation Committee determines and approves all elements of compensation for our senior management and our Chief Executive Officer, whose compensation is further subject to final approval by the Board; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The Human Capital and Compensation Committee also assists us in reviewing and approving our stated compensation philosophy and strategy for all employees, and developing compensation and benefit strategies to attract, develop and retain qualified employees. See "Executive Compensation" for additional information regarding the process for the determination and consideration of executive compensation. The Human Capital and Compensation Committee is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors. The Human Capital and Compensation Committee is currently comprised of Ms. Reif (Chair) and Messrs. Egan, Pizzi and Wetzel. During 2013, the Human

Capital and Compensation Committee met nineteen times and each incumbent member of the Human Capital and Compensation Committee attended at least 75% of the meetings held by the Human Capital and Compensation Committee during the period in which each such member served as a member of the Human Capital and Compensation Committee.

Corporate Governance Committee

        The Corporate Governance Committee's responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Corporate Governance Guidelines, Code of Business Ethics and Conduct, and Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board for each annual meeting (see "Corporate Governance—Nomination Process and Qualifications for Director Nominees" below); evaluates the composition, organization and governance of our Board and its committees, and develops and recommends corporate governance principles and policies applicable to us. The Corporate Governance Committee is currently comprised of Messrs. Wetzel (Chair), Egan, Loren and Pizzi. Immediately following the Annual Meeting, the Corporate Governance Committee is intended to be comprised of Messrs. Egan, Loren and Pizzi (Chair). During 2013, the Corporate Governance Committee met eight times and each incumbent member of the Corporate Governance Committee attended at least 75% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

Finance and Risk Management Committee

        The Finance and Risk Management Committee assists our Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The Finance and Risk Management Committee is currently comprised of Messrs. Parseghian (Chair), Gibbons, Wetzel and Ms. Carlin and Ms. Reif. Immediately following the Annual Meeting, the Finance and Risk Management Committee is intended to be comprised of Ms. Carlin and Messrs. Gibbons, Parseghian (Chair) and Reif. During 2013, the Finance and Risk Management Committee met eight times and each incumbent member of the Finance and Risk Management Committee attended at least 75% of the meetings held by the Finance and Risk Management Committee during the period in which each such member served as a member of the Finance and Risk Management Committee.

Regulatory Oversight Committee

        The Regulatory Oversight Committee was formed on February 26, 2013 to assist the Board, the Audit Committee and other Board Committees, as determined by the Board from time to time, with the oversight of any significant regulatory or compliance matter in which our regulators have requested or expect direct Board oversight, as well as to assist our Board in fulfilling its oversight responsibilities with the identification, review and reporting of significant issues with respect to our Compliance Management System. The Regulatory Oversight Committee is currently comprised of Ms. Carlin (Chair) and Messrs. Boscia and Parseghian. Immediately following the Annual Meeting, the Regulatory Oversight Committee is intended to be comprised of Ms. Carlin (Chair) and Messrs. Parseghian and Pizzi. During 2013, the Regulatory Oversight Committee met fourteen times and each incumbent member of the Regulatory Oversight Committee attended at least 75% of the meetings held by the Regulatory Oversight Committee during the period in which each such member served as a member of the Regulatory Oversight Committee.

CORPORATE GOVERNANCE

Board of Directors' Role in Risk Oversight

        Our business and affairs are managed under the direction of the Board in accordance with our By-Laws. The role of the Board is one of oversight, including as to matters relating to risk management. Our management is responsible for managing our day-to-day operations and affairs, including the development and implementation of systems and processes to identify and monitor our risks and policies and procedures to ensure that risks undertaken by us are consistent with our business objectives and risk tolerances. To assist it in fulfilling its oversight function, the Board has established five standing committees comprised of the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance Committee, the Finance and Risk Management Committee and the Regulatory Oversight Committee. Each standing committee regularly reports to the Board and is responsible for oversight in connection with actions taken by such committee consistent with the exercise of fiduciary duties by the directors serving on such committee. Our risk management process is intended to ensure that our risks are undertaken knowingly and purposefully.

        As noted above, the primary purpose of the Finance and Risk Management Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices, among other things. The Finance and Risk Management Committee regularly discusses with our management, including, among others, our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and Treasurer, the risks we face and management's plans and initiatives undertaken to mitigate such risks.

        The Audit Committee charter provides that the Audit Committee is responsible for discussing our guidelines and policies governing the process by which we undertake risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Further, as part of our periodic reporting process, management reviews with the Audit Committee our disclosure process and the disclosures contained in our periodic reports filed with the SEC, including disclosure concerning our risk factors.

        The Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us as described in more detail below under "Executive Compensation." The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance and Risk Management Committee around compensation and risk. The Finance and Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its Charter.

Board Leadership Structure

        Since 2005, our Chairman of the Board has been an independent, non-employee director. The Chairman of the Board is elected by a majority vote of the directors. Currently, James O. Egan serves as our non-executive Chairman of the Board, a position he has held since June 17, 2009. Mr. Egan has served as a director since March 30, 2009. Mr. Egan previously served as Chair of the Audit Committee of the Board and currently serves as a member of the Corporate Governance Committee and Human Capital and Compensation Committee of the Board. Immediately following the Annual Meeting, it is intended that Mr. Egan will serve as a member of the Audit Committee, Corporate Governance Committee and Human Capital and Compensation Committee of the Board.

        In his capacity as non-executive Chairman of the Board, Mr. Egan leads all meetings of our Board at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board. The non-executive Chairman of the Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as the Board may from time-to-time prescribe.

        The decision to separate the positions of Chairman of the Board and Chief Executive Officer was made at the time of our spin-off in early 2005. Although the Board does not currently have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be separated, the Board continues to believe that it is appropriate for the Chairman of the Board to be an independent, non-employee director to ensure that the Board operates independently of management in the fulfillment of its oversight function and that the matters presented for consideration by the Board and its committees reflect matters of key importance to us and our stockholders as determined by the independent directors.

Executive Sessions of Non-Management Directors

        Executive sessions of non-management directors are held regularly by the Board and its Committees without management present to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board has designated Mr. Egan, our non-executive Chairman of the Board and Chairman of the Audit Committee, as the presiding director of executive sessions of the non-management directors of the Board.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board in monitoring the effectiveness of decision-making, both at the Board and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

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  the responsibilities of the Board;

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  the composition of the Board, including the requirement that two-thirds of the directors be independent within the meaning of the NYSE Listing Standards;

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  Director duties, tenure, retirement and succession;

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  conduct of Board and Committee meetings; and

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  the selection and evaluation of the Chief Executive Officer.

        Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Business Ethics and Conduct

        We are committed to conducting business ethically and in compliance with applicable laws, rules and regulations. In furtherance of this commitment, we promote ethical behavior and have adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that is applicable to all of our directors, officers and employees. The Code of Conduct provides, among other things:

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  guidelines for our directors, officers and employees with respect to ethical handling of conflicts of interest, including special procedures covering related party transactions between us and members of our Management Operating Committee or directors and their families, examples of the most common types of conflicts of interest that require disclosure (e.g., personal or family relationships with suppliers, vendors or contractors or a directors' service on other boards of directors) or that should be avoided altogether (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer's loyalty to us, obtaining outside employment with a competitor of ours, etc.);

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  restrictions on competition between us and our directors, officers and employees and the protection of all our proprietary and personal and confidential information in our possession;

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all financial records must be maintained accurately and in accordance with appropriate controls;

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  a requirement to comply with all applicable laws, rules and regulations;

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  restrictions on insider trading by our directors, officers and employees;

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  guidance providing resources for compliance with the Code of Conduct and promoting prompt internal communication of any suspected violations of the Code of Conduct to the appropriate person or persons identified in the Code of Conduct, including information regarding our toll-free and anonymous Integrity hotline and secure website and our commitment to non-retaliation for reporting suspected violations of the Code of Conduct in good faith; and

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  disciplinary measures for violations of the Code of Conduct and any other applicable rules and regulations.

The Code of Conduct is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance—Code of Business Ethics and Conduct." We will post any amendments to the Code of Conduct, or waivers of its provisions with respect to our directors or executive officers, to our corporate website under the heading "Investor Relations—Corporate Governance." A copy of the Code of Conduct is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

        Our Board has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the "Financial Officers Code") that is applicable to our Chief Executive Officer, our Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller and other persons performing similar functions (the "Covered Officers"). The Financial Officers Code provides, among other things:

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  guidelines for our Covered Officers with respect to ethical handling of conflicts of interest, including procedures for handling any actual or apparent conflicts of interests;

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific prohibition from misrepresenting, omitting or causing others to misrepresent or omit material facts about us in our financial reporting and disclosure process;

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  a requirement to comply with all applicable laws, rules and regulations;

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  guidance promoting prompt internal communication of any violations, whether actual or probable, of the Financial Officers Code to the Chief Ethics and Compliance Officer; and

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  disciplinary measures for violations of the Code of Conduct or failure to adhere to the Financial Officers Code.

        The Financial Officers Code is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance—Code of Ethics for Chief Executive Officer and Senior Financial Officers." We will post any amendments to the Financial Officers Code, or waivers of its provisions for any of our executive officers, to our corporate website under the heading "Investor Relations—Corporate Governance." A copy of the Financial Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Nomination Process and Qualifications for Director Nominees

        The Board has established certain procedures and criteria for the selection of nominees for election to our Board. In accordance with such procedures and criteria as set forth in our Corporate Governance Guidelines, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board's criteria for selecting new directors. In identifying possible director candidates, the Corporate Governance Committee considers recommendations of professional search firms, stockholders, and members of management or the Board. In evaluating possible director candidates, the Corporate Governance Committee, consistent with the Board's Corporate Governance Guidelines and its charter, considers criteria such as skills, experience, age, diversity, and availability to prepare, attend and participate in Board and Board Committee meetings, as well as personal qualities of leadership, character, judgment, and reputation for integrity and adherence to the highest ethical standards, so as to enhance the Board's ability to oversee in the interest of our stockholders our affairs and business, including, when applicable, to enhance the ability of Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. In considering diversity, in particular, the Corporate Governance Committee considers general principles of diversity in the broadest sense. The Corporate Governance Committee seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board's deliberations and oversight of our business. The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board as a director nominee, recommending director nominees to the Board for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a director should be re-nominated to the Board or continue as a director. The Corporate Governance Committee's assessment of director nominees includes an examination of whether the individual is independent and whether the individual's service as a director may give rise to a conflict of interest, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Additionally, the Corporate Governance Committee conducts a vetting process that generally includes, among other things, personal interviews, discussions with professional references, background and credit checks, and resume verification. When formulating its director nominee recommendations, the Corporate Governance Committee also considers the advice and recommendations from others as it deems appropriate.

        Our By-Laws provide the procedure for stockholders to make director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our By-Laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054:

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  in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

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  in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

        The stockholder's notice to our Corporate Secretary must be in writing and include the information set forth in Section 1.10 of our By-Laws. Such notice must be accompanied by a written consent to be named as a nominee and to serve as a director if elected signed by each person whom the stockholder proposes to nominate for election as a director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in our By-Laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our By-Laws.

Communication with Non-Management Directors

        In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board shall be forwarded to the attention of the Chair of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our Company, (ii) are commercial solicitations which are not relevant to the Board's responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chair of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chair of the Corporate Governance Committee for review and dissemination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Pursuant to the Audit Committee's charter, the Audit Committee reviews and approves all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. We review any relationships or transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Code of Conduct and Financial Officers Code provide specific provisions regarding such relationships between our directors or executive officers and us. Our Code of Conduct requires that any relationship that appears to create a conflict of interest must be promptly disclosed to our General Counsel or the Chairman of the Corporate Governance Committee, who will refer the matter, if appropriate, to the Corporate Governance Committee for further review.

        See "Corporate Governance—Code of Business Ethics and Conduct "and "Corporate Governance—Code of Ethics for Chief Executive Officer and Senior Financial Officers" above for more information.

Transactions with BlackRock, Inc.

        On January 30, 2014, BlackRock, Inc. ("BlackRock") filed a Schedule 13G/A with the U.S. Securities and Exchange Commission disclosing that certain of its affiliates held, in the aggregate, approximately 5.9% of our common stock as of December 31, 2013. During the year ended December 31, 2013, we paid affiliates of BlackRock approximately $1.7 million for various investment management and risk analytics products and services. During the year ending December 31, 2014, we expect to pay affiliates of BlackRock approximately $170,000 for risk analytics products and services. All of our agreements with BlackRock's affiliates were made pursuant to arm's length transactions at prevailing market rates for the services or products rendered or delivered.

Transactions with BNY Mellon

        Thomas P. Gibbons, who has served as one of our directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively, together with their respective affiliates, "BNY Mellon"). We have certain relationships and engage in various transactions with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon participates as a lender in several of our credit facilities, functions as the custodian for loan files, and functions as the indenture trustee in respect of certain of our outstanding debt obligations. We also execute forward loan sales agreements and interest rate contracts with BNY Mellon. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time for comparable transactions. The fees paid by us to BNY Mellon, including interest expense, during the year ended December 31, 2013, aggregated approximately $5.8 million, or less than 0.04% of BNY Mellon's gross revenues for the year ended December 31, 2013. Notwithstanding the foregoing, the Board has determined that Mr. Gibbons is an independent director within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain of our officers, including our President and Chief Executive Officer, Mr. Messina. Pursuant to such indemnification agreements, we have agreed to indemnify and advance expenses and costs incurred by each such director or officer in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of us.

Employment of Mr. George J. Kilroy's Immediate Family Member

        Bradford C. Burgess, who serves as Vice President, Sales at PHH Arval, is the son-in-law of George J. Kilroy, our former Executive Vice President, Fleet. Mr. Burgess received total compensation, including base salary, commissions and bonus payments, of $355,943 for 2013 and was eligible to participate in employee benefit plans available to employees generally on a non-discriminatory basis. Mr. Burgess' compensation and benefits were commensurate with other employees in comparable positions at PHH Arval. Mr. Kilroy was not involved in decisions with respect to Mr. Burgess' compensation or job performance, and procedures were established to limit Mr. Kilroy's access to such information.

Consumer Credit Loans in the Ordinary Course of Business

        One or more of our mortgage lending subsidiaries has made, in the ordinary course of their respective consumer credit businesses, mortgage loans and/or home equity lines of credit to certain of our directors and executive officers or their immediate family members of types generally made available to the public by such mortgage lending subsidiaries. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectability or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

DIRECTOR COMPENSATION

        Our non-employee director compensation program aligns our non-employee directors' interests with those of our stockholders by compensating non-employee directors with a mix of cash and equity to focus them on sustainable, long-term shareholder value creation and to provide market-competitive compensation for their Board service. We pay over one-half of non-employee director compensation in the form of equity, and the rest in cash. The equity is in the form of restricted stock units (the "Director RSUs") that are granted under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended. This relative equity weighting also supports stock retention requirements for directors as described below. We do not provide one time grants for commencement of Board service. Currently, our only employee director is our Chief Executive Officer who does not receive any additional compensation for his Board service as a director and has no input on our non-employee director compensation program. The Human Capital and Compensation Committee is responsible for the annual review of our non-employee director compensation program, which is based on a number of variables, including market practice, work-load and other strategic imperatives, and for making recommendations to the Board for changes in such compensation when it deems appropriate. Recommendations must be approved by the full Board. Non-employee director compensation has not changed since 2011 and has been increased only once since we became publicly traded in 2005.

        The following table describes the components of our non-employee director compensation program for 2013:

Compensation Element	Non-Employee Director Compensation Program
Non-Executive Chairman of the Board Retainer	$295,000—of which $122,500 is paid in cash and $172,500 in Director RSUs(1)
Board Member Retainer	$220,000—of which $85,000 is paid in cash and $135,000 in Director RSUs
Committee Chair Stipends	The Stipends for Committee Chairs are paid 50% in cash and 50% in Director RSUs as follows:
—Audit Committee Chair—$25,000
—Human Capital and Compensation Committee Chair—$25,000
—Corporate Governance Committee Chair—$10,000
—Finance & Risk Management Committee Chair—$25,000
—Regulatory Oversight Committee Chair—$25,000
Committee Stipends	The Stipends for Committee members are paid 50% in cash and 50% in Director RSUs as follows:
—Audit Committee—$15,000
—Human Capital and Compensation Committee—$15,000
—Corporate Governance Committee—$8,000
—Finance & Risk Management Committee—$15,000
—Regulatory Oversight Committee—$15,000
Retention Requirements	Currently, 100% of the Director RSUs granted to Directors for service on the Board are settled one year after termination of service on the Board, absent a qualifying change of control.

Compensation Element	Non-Employee Director Compensation Program
Timing of Compensation

Non-employee director compensation is paid in arrears in four equal quarterly installments at the end of each calendar quarter ("Fee Payment Date") and is paid in the form of Director RSUs and cash as described above. It is our practice to prorate non-employee director compensation for the portion of each calendar quarter during which an individual director actually serves as a member or chairperson of the Board or a Committee of the Board.

Notes:

(1)
Director RSUs represent the right to receive one share of our common stock upon settlement of such Director RSU. The currently outstanding Director RSUs are immediately vested and are settled in shares of our common stock one year after the director is no longer a member of the Board, absent a qualifying change of control.

(2)
We do not maintain a pension plan or any deferred compensation plan for non-employee directors. Non-employee directors did not receive any other form of compensation for 2013.

        Our non-employee directors are effectively restricted from selling any of their vested equity-based compensation, not only while serving as a director, but also for one year after their Board service ends. Accordingly, our non-employee directors are essentially subject to a 100% stock ownership requirement with respect to their Director RSUs and we believe that our non-employee directors' compensation program aligns the interests of our directors with long-term shareholder interests. This additional one year holding period also focuses directors on longer term performance, since the value delivered through the Director RSUs will continue to change after their Board service ends.

Director Compensation Table

        The following table sets forth the compensation paid to or earned by each of our current and former non-employee directors that served as directors during 2013:

Name	Committee membership as of December 31, 2013	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jon A. Boscia(2)	• Audit (Chair)	$103,390	$153,286	$256,676
	• Regulatory Oversight
Jane D. Carlin(2)	• Audit	$107,388	$157,307	$264,695
	• Finance & Risk Management
	• Regulatory Oversight (Chair)
James O. Egan, Chairman of the Board	• Corporate Governance	$136,285	$186,193	$322,478
	• Human Capital & Compensation
Thomas P. Gibbons	• Audit	$100,031	$149,969	$250,000
	• Finance & Risk Management
Allan Z. Loren	• Corporate Governance	$94,643	$144,552	$239,195
Gregory J. Parseghian(2)	• Audit	$113,126	$163,028	$276,154
	• Finance & Risk Management (Chair)
	• Regulatory Oversight
Charles P. Pizzi	• Corporate Governance	$100,686	$150,597	$251,283

Name	Committee membership as of December 31, 2013	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
	• Finance & Risk Management
	• Human Capital & Compensation
Deborah M. Reif	• Finance & Risk Management	$102,808	$152,714	$255,522
	• Human Capital & Compensation (Chair)
Carroll R. Wetzel, Jr.	• Corporate Governance (Chair)	$105,036	$154,964	$260,000
	• Finance & Risk Management
	• Human Capital & Compensation

(1)
Represents the aggregate grant date fair value of Director RSUs granted during 2013, as calculated in accordance with Accounting Standards Codification Topic 718 ("ASC 718"). Pursuant to ASC 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant. See also Note 19, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2013 Annual Report for the assumptions used in calculating our equity based compensation expense.

(2)
Includes additional compensation awarded in the fourth quarter of 2013 for services performed by the Regulatory Oversight Committee from November 30, 2012 through February 25, 2013 prior to formal Board approval of the Regulatory Oversight Committee's charter.

        The following table sets forth the grant date fair value computed in accordance with ASC 718 of each equity award made to non-employee directors during 2013 and the aggregate number of stock awards (representing Director RSUs that are currently settled one year following termination of service as a Director) outstanding at fiscal year-end 2013 for each non-employee director that served as a non-employee director during 2013. We do not provide stock option awards to our non-employee Directors and, therefore, there are no outstanding option awards.

Name	Quarter Ended March 31, 2013 ($)	Quarter Ended June 30, 2013 ($)	Quarter Ended September 30, 2013 ($)	Quarter Ended December 31, 2013 ($)	Total ($)	Aggregate Number of Stock Awards Outstanding at Fiscal Year End 2013 (#)	Aggregate Number of Option Awards Outstanding at Fiscal Year End 2013 (#)
Jon A. Boscia	$36,256	$37,744	$38,743	$40,543	$153,286	8,441	0
Jane D. Carlin	$36,673	$38,742	$38,744	$43,148	$157,307	8,616	0
James O. Egan	$47,236	$46,976	$45,984	$45,997	$186,193	44,556	0
Thomas P. Gibbons	$37,486	$37,499	$37,485	$37,499	$149,969	20,040	0
Allan Z. Loren	$37,859	$37,214	$34,732	$34,747	$144,552	34,186	0
Gregory J. Parseghian	$39,374	$40,617	$40,619	$42,418	$163,028	36,156	0
Charles P. Pizzi	$36,607	$37,010	$38,483	$38,497	$150,597	13,801	0
Deborah M. Reif	$37,486	$37,744	$38,743	$38,741	$152,714	31,624	0
Carroll R. Wetzel	$38,737	$38,742	$38,744	$38,741	$154,964	31,964	0

PROPOSAL 2—EQUITY INCENTIVE PLAN PROPOSAL

  Introduction

        The purpose of this Proposal 2 is to obtain shareholder approval of a new equity and incentive plan. The PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended, was last approved by shareholders in 2009 and expires by its terms on January 14, 2015 (the "2005 Plan"). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRC") requires shareholder approval of applicable performance goals contained in incentive and equity plans generally every five years to preserve the ability to deduct for tax purposes, awards and payments to certain of our named executive officers. Therefore, to comply with IRC Section 162(m), and because the 2005 Plan expires in 2015, we seek shareholder approval of the PHH Corporation 2014 Equity and Incentive Plan (the "2014 Plan") and the performance goals set forth in the 2014 Plan.

        The 2014 Plan was designed by the Human Capital and Compensation Committee (the "HC&CC") to allow for flexibility to create compensation programs consistent with our pay-for-performance compensation philosophy. The purpose of the 2014 Plan is to provide stock and cash incentives to certain officers, employees, directors, consultants, and other service providers of us and our affiliates in order to stimulate their efforts toward our continued success and the creation of shareholder value; to encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company or to receive compensation which is based upon appreciation in the value of our common stock; and to provide a means of attracting, rewarding and retaining officers, employees, directors, consultants, and other service providers.

        The 2014 Plan was approved by our Board on April 4, 2014, subject to the further approval of the 2014 Plan by our stockholders at the Annual Meeting. If the 2014 Plan is approved by our stockholders at the Annual Meeting, no additional awards will be granted under the 2005 Plan, and the 2014 Plan will then be the only equity-based incentive and compensation plan pursuant to which equity-based incentive compensation awards may be granted to our employees, directors and consultants.

        The Board has reserved shares of our common stock for issuance under the terms of the 2014 Plan in an amount equal to 3,500,000 shares plus any shares remaining available for grant under the 2005 Plan immediately prior to shareholder approval of the 2014 Plan (including shares issuable in connection with awards outstanding under the 2005 Plan which are not issued under those awards as a result of the settlement, exercise, cancellation or forfeiture of the awards). Specifically, any shares of our common stock subject to an award under the 2014 Plan or an award granted under the 2005 Plan which is outstanding as of the effective date of the 2014 Plan (a "2005 Plan Award"), that is forfeited, expires or otherwise terminates without issuance of shares of our common stock will again be available for awards under the 2014 Plan. Additionally, any award under the 2014 Plan and any 2005 Plan Award that is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of our common stock subject to such award will also again be available for awards under the 2014 Plan to the extent our common stock is not issued under that award. Finally, if the exercise price of, or withholding tax liabilities attributable to, an award (whether under the 2014 Plan or a 2005 Plan Award) is satisfied through the tendering of shares of our common stock by the recipient or by our withholding of our common stock, the shares so tendered or withheld will again be available for use under the 2014 Plan. As of December 31, 2013, there were 2,803,362 shares that remained available for issuance under the 2005 Plan that will be available for issuance under the 2014 Plan if Proposal 2 is approved at the Annual Meeting, and there were 3,409,320 shares that were subject to outstanding 2005 Plan Awards that could potentially become available under the 2014 Plan if Proposal 2 is approved at the Annual Meeting.

        The 2014 Plan provides for a variety of equity and equity-based awards, including the following: cash performance awards, incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards and other stock-based awards. Shareholder approval of the 2014 Plan will allow the Board and the HC&CC, should the Board or the HC&CC deem it appropriate, to grant "performance-based compensation" awards that qualify for certain tax deductions under IRC Section 162(m).

        The following is merely a summary of the material features of the 2014 Plan and such summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is included as Appendix A hereto and incorporated herein by reference.

  Classes of Eligible Persons

        Officers, directors, employees, consultants and other service providers of the Company or any affiliate of the Company (the "Eligible Persons") are eligible for awards under the 2014 Plan. As of the date of this proxy statement, there were 9 non-employee directors and approximately 6,000 officers and other employees of the Company or its affiliates who comprise Eligible Persons, excluding consultants and other service providers. The aggregate benefits and or amounts that will be received in the future by Eligible Persons are not presently determinable. As indicated above, no additional awards will be granted under our 2005 Plan if the 2014 Plan is approved by our stockholders at the Annual Meeting. Consequently, executive officers and non-employee directors will receive awards from the 2014 Plan going forward if such plan is approved. For information regarding our executive compensation philosophy and structure, as well as awards made to our named executive officers in 2013, see "EXECUTIVE COMPENSATION" below. For information regarding our non-employee director compensation structure, as well as awards made to our non-employee directors in 2013, see "DIRECTOR COMPENSATION" above.

  Administration

        The HC&CC has been appointed to administer the 2014 Plan, unless and until another committee is appointed by the Board. The Board will consider the advisability of whether the members of the HC&CC will consist solely of two or more members of the Board that are "outside directors" (as defined in U.S. Treasury Regulation 1.162-27(e)) and "non-employee directors" (as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and, if applicable, that satisfy the requirements of the national securities exchange or nationally recognized quotation or market system upon which our common stock is then traded. All questions of interpretation of the 2014 Plan will be determined by the HC&CC, and its decisions are final and binding upon all plan participants.

        Consistent with applicable laws, the 2014 Plan also permits the Board, but not the HC&CC, to delegate to one or more members of the Board the ability to grant equity-based awards to individuals other than directors and officers of the Company or any affiliate that is subject to Section 16 of the Exchange Act. The member(s) so designated can grant awards subject to certain parameters and restrictions consistent with the 2014 Plan, as the Board shall determine, including without limitation, the maximum number of shares that may be granted. The Board may delegate the ability to set such parameters and restrictions to the HC&CC. Additionally, the 2014 Plan permits the Board or the HC&CC to delegate to one or more officers of the Company and/or one or more members of the Board the ability to grant cash performance awards under the 2014 Plan to individuals other than directors and officers of the Company or any affiliate that is subject to Section 16 of the Exchange Act. The officers and/or members so designated can determine the amount subject to such cash performance awards, subject to a maximum amount of compensation that may be granted as established by the Board or the HC&CC.

  Awards Generally

        The 2014 Plan permits the grant of any of the following types of awards: incentive stock options, nonqualified stock options, stock appreciation rights, cash performance awards, restricted stock units, restricted stock awards and other stock-based awards that are settled in shares of our common stock or cash. Awards may be made on an individual basis or pursuant to a program for the benefit of a group of

Eligible Persons. The last reported sale price per share of our common stock on the New York Stock Exchange as of the record date for the Annual Meeting of March 26, 2014, was $24.74.

        Any shares of our common stock issued pursuant to an award under the 2014 Plan granted in assumption, substitution or exchange for a previously granted award of a company acquired by the Company will not reduce the shares of common stock otherwise available under the 2014 Plan. In the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, or if shares of stock are used in settlement of a withholding obligation with respect to any award, that number of shares will again be available under the 2014 Plan and will not count against the maximum number of reserved shares under the 2014 Plan. Additionally, available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2014 Plan and will not reduce the number of shares available for issuance under the 2014 Plan (subject to stock exchange listing requirements). Any shares of our common stock made subject to an award under the 2014 Plan will be counted against the shares of common stock available for awards under the 2014 Plan.

        The Board, the HC&CC or their respective delegates will determine the recipient, the exercise or strike price, if applicable, any applicable performance, exercise or vesting conditions, applicable payment terms and the number of shares of our common stock subject to, or dollar amount of, any award under the 2014 Plan.

        IRC Section 162(m) limits the deductibility for U.S. federal income tax purposes of compensation paid to certain "covered employees" of publicly held companies, including us, that is in excess of $1,000,000 and is not "performance-based compensation." "Covered employees" include the chief executive officer and the three most highly compensated executive officers (other than the chief executive officer or the chief financial officer). The 2014 Plan is designed to permit, but does not require, the granting of awards that qualify as performance-based compensation for purposes of satisfying the conditions of IRC Section 162(m).

        If the HC&CC intends that an award qualify as performance-based compensation under IRC Section 162(m), the vesting or payment of the award must be subject to the achievement of any one or more of the performance goals listed below. The performance goals may be based on the performance of the Company as a whole or any business unit, division, or Affiliate. Performance goals are measured over a specified period, whether cumulatively or averaged over that period. Performance goals maybe measured based on an absolute basis or relative to a pre-established target, to a previous period's results, or to a designated comparison group, in each case as specified by the HC&CC in the award. The following are the performance goals set forth in the 2014 Plan:

  1)
  earnings before or after any, or any combination, of the following: taxes, interest, depreciation, amortization, or extraordinary or special items;
  2)
  book value;
  3)
  operating cash flow;
  4)
  free cash flow;
  5)
  cash flow return on investments (discounted or otherwise);
  6)
  cash available;
  7)
  gross or net income (before or after taxes);
  8)
  revenue or revenue growth;
  9)
  total shareholder return;
  10)
  return on investment;
  11)
  return on capital;
  12)
  return on shareholder equity;
  13)
  return on assets (gross or net);
  14)
  return on common book equity;

  15)
  return on revenues;
  16)
  market share;
  17)
  market penetration;
  18)
  geographic business expansion;
  19)
  customer satisfaction;
  20)
  employee satisfaction;
  21)
  human resources management;
  22)
  supervision of litigation;
  23)
  information technology;
  24)
  economic value added;
  25)
  operating margin;
  26)
  profit margin;
  27)
  stock price;
  28)
  operating income;
  29)
  expenses or operating expenses;
  30)
  productivity of employees as measured by revenues, costs, or earnings per employee;
  31)
  working capital;
  32)
  improvements in capital structure;
  33)
  cost reduction goals
  34)
  goals relating to divestures, joint ventures, and similar transactions; or
  35)
  any combination of the foregoing.

Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate.

        The HC&CC may appropriately adjust any performance goal to remove the effect of any one or more of the following: equity compensation expense under Generally Accepted Accounting Principles ("GAAP"); the value of intangible assets; amortization of acquired technology and/or intangibles; depreciation; impairment of goodwill and/or intangible assets; asset write-downs; mark to market adjustments; changes (realized or unrealized) in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments, whether before or after tax; changes (realized or unrealized) in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights, whether before or after taxes; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; or any items or events that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

        The maximum number of shares of our common stock with respect to which awards (other than other stock-based awards that are payable in cash or cash performance awards) that are intended to be performance-based compensation under IRC Section 162(m) may be granted during any thirty-six (36) month period to any employee may not exceed two million five hundred thousand (2,500,000) shares. Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) that may be paid in any calendar year to any employee with respect to awards that are payable in cash may not exceed five million dollars ($5,000,000). Such cash limit may be multiplied by two for any employee in his or her first calendar year of employment with the Company or an affiliate.

        In addition to the above limits on certain employees, the 2014 Plan includes a limitation with regard to non-employee director compensation. Specifically, the 2014 Plan provides that the aggregate grant date fair value (determined under applicable financial accounting rules of all awards granted to any director during any single calendar year) may not exceed $500,000. Awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers and awards made for incremental compensation for special service or for services other than that of a director do not count toward this cap.

        Approval of Proposal 2 by our stockholders at the Annual Meeting will be deemed to constitute approval of the material terms of the 2014 Plan, including the performance goals under the 2014 Plan for purposes of IRC Section 162(m). The material terms of the 2014 Plan include the persons eligible to participate in the 2014 Plan, as described under the heading "Classes of Eligible Persons" above, as well as the performance goals upon which awards that are performance-based compensation can be based and the maximum shares or cash value of awards that may be granted to an individual in any one year, as described above.

        Awards generally may not be transferable or assignable during a holder's lifetime unless otherwise provided under the terms of the award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession. Any award granted under the 2014 Plan is subject to any clawback or recoupment policy adopted by the Board or any committee thereof.

        Additionally, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. The 2014 Plan contains a definition of "change in control," although the HC&CC may provide a different definition in an award agreement or award program. "Change in control" under the 2014 Plan is generally: (1) the acquisition by a person or group, together with stock the person or group already holds, of more than 50% of the fair market value or voting power of the stock of the Company, (2) the acquisition by a person or group of at least 30% of the total voting power of the stock of the Company in a twelve-month period, (3) the replacement of a majority of the members of the Board in a twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board; or (4) the acquisition by one person or group of all or substantially all the assets of the Company and its affiliates. However, solely for awards which are subject to IRC Section 409A, an event must also constitute a "change in control event" under IRC Section 409A to be a change in control under the terms of the 2014 Plan in addition to any definition in the award agreement.

  Options

        The 2014 Plan permits the grant of both incentive and non-qualified stock options. Options may be made exercisable at a price per share not less than the fair market value per share of our common stock on the date that the option is awarded. The 2014 Plan provides that the HC&CC may determine fair market value by reference to: (1) the closing price per share on the date of grant or, if such date is not a trading day, on the immediately preceding trading day, (2) the average price on such day, or (3) the average price for a period ending on such day. The exercise price of an option may not be reduced, and an option may not be exchanged for an option with a lower exercise price than the option being exchanged, without the approval of our shareholders, except in the event of a recapitalization, reorganization, or similar event as described below. Incentive stock options granted under the 2014 Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of our common stock is required to expire five years after its grant date. Nonqualified stock options are required to have an expiration date specified in the award agreement, but may not exceed ten years after the date the option is granted. However, if the term specified in an award agreement for a nonqualified stock option would otherwise expire during a period when trading in our common stock is prohibited by law or our insider trading policy, then the term of the option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition.

        In the case of incentive stock options, the aggregate fair market value (determined as of the date an incentive stock option is granted) of our common stock with respect to which stock options intended to meet the requirements of IRC Section 422 become exercisable for the first time by an individual during any calendar year under all of our plans may not exceed $100,000. Only our employees and employees of our subsidiaries of which we own at least 50%, directly or indirectly may receive awards of incentive stock options.

        The HC&CC may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of our common stock, through a cashless exercise executed through a broker, or by having a number of shares of our common stock otherwise issuable at the time of exercise withheld. Options (and shares of our common stock underlying any Option) will not be eligible for dividends or dividend equivalents.

        The 2014 Plan prohibits so-called "reload grants." Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the recipient.

  Stock Appreciation Rights

        Stock appreciation rights may be granted separately or in connection with another award. Each stock appreciation right allows the recipient to receive the appreciation per share of our common stock over a defined price which may not be less than fair market value (determined in accordance with the 2014 Plan as described above under the heading "Options") per share of our common stock on the date the stock appreciation right is granted. The price of a stock appreciation right may not be reduced without shareholder approval and a stock appreciation right may not be exchanged for a stock appreciation right with a lower defined price, except in the event of a recapitalization, reorganization, or similar event as described below.

        The term of any stock appreciation right will be specified in the applicable award agreement, provided that such term may not exceed ten (10) years after the date the stock appreciation right is granted. However, if the term specified in an award agreement for a stock appreciation right would otherwise expire during a period when trading in our common stock is prohibited by law or our insider trading policy, then the term of the stock appreciation right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition.

        If a stock appreciation right is granted in connection with another award, it may only be exercised to the extent that the related award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of our common stock or in cash, according to terms established by the HC&CC in the award agreement. The HC&CC may, at any time before complete termination of the stock appreciation right, accelerate the time or times at which the stock appreciation right may be exercised or paid. Stock appreciation rights (and any shares of our common stock underlying a stock appreciation right) will not be eligible for dividends or dividend equivalents.

  Other Stock-Based Awards

        The HC&CC may grant other stock-based awards that are settled in shares of our common stock or cash and have a value derivative of, or determined by reference to, a number of shares of our common stock, including, but not limited to, grants of common stock, grants of rights to receive common stock in the future (such as restricted stock units and restricted stock awards) and dividend equivalent rights, subject to the provisions of the 2014 Plan.

  Cash Performance Awards

        The HC&CC may grant cash performance awards that are settled in cash and do not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, shares of our common stock, subject to the provisions of the 2014 Plan.

  General Rules

        The terms of particular awards or award programs describe when or under what circumstances the grant may be terminated s, cancelled, accelerated, paid or continued. Awards may also include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability.

  Recapitalizations and Reorganizations

        The number of shares of our common stock reserved for issuance under the 2014 Plan in connection with the grant or settlement of an award and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

        In the event of certain corporate reorganizations, awards may be substituted, cancelled, cashed-out or otherwise adjusted by the HC&CC, provided such adjustment is not inconsistent with the express terms of the 2014 Plan or the applicable award agreement or award program.

  Other Provisions

        The 2014 Plan gives the HC&CC the ability to determine which affiliates shall be covered by the 2014 Plan and which employees outside the United States will be eligible to participate. The HC&CC may adopt, amend or rescind rules, procedures or sub-plans to accommodate the specific requirements of local laws, procedures, and practices for grants made to those employees.

        Additionally, the HC&CC may, in its discretion, grant any award holder a cash payment intended to reimburse the holder for all or a portion of the taxes incurred by the holder in connection with the award.

  Amendment or Termination

        In general, the 2014 Plan may be amended by the Board without shareholder approval. However, the Board of must have shareholder approval to implement the following changes: (1) increase the number of shares of common stock available for awards under the 2014 Plan, (2) materially expand the classes of individuals eligible to receive awards, (3) materially expand the types of awards available under the 2014 Plan, or (4) to comply with the rules of an applicable stock exchange.

        After an award is granted, the HC&CC may modify the terms of the award consistent with the terms of the 2014 Plan. To the extent a permitted modification would materially and adversely impact the rights of a participant, such modification may not be implemented without the participant's consent.

        However, no awards may be granted more than ten (10) years after the date the 2014 Plan is approved by our stockholders.

  Tax Consequences

        The following discussion outlines generally the federal income tax consequences of participation in the 2014 Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2014 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the IRC.

        Non-Qualified Stock Options.    A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified stock option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of common stock on the date the option is exercised over the price paid for common stock, and we will then be entitled to a corresponding tax deduction.

        Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified stock option was exercised.

        Incentive Stock Options.    A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells common stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding tax deduction. If the recipient sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the amount the recipient paid for the stock will be taxed as ordinary income and we will be entitled to a corresponding tax deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

        Exercise of an incentive option may subject a recipient to, or increase a recipient's liability for, the alternative minimum tax.

        Stock Awards.    A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a "substantial risk of forfeiture," as defined in the IRC. However, when the shares of common stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.

        Other Awards.    A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or restricted stock unit (the "Equity Incentives") or cash performance award. Generally, at the time a recipient receives payment under any Equity Incentive or cash performance award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of common stock received, and we will then be entitled to a corresponding deduction.

        The 2014 Plan is not qualified under IRC Section 401(a).

        The HC&CC may, at any time and in its discretion, grant to any holder of an award the right to receive, at such times and in such amounts as determined by the HC&CC in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the award or the exercise of the rights under the award.

THE BOARD RECOMMENDS A VOTE "FOR" THE EQUITY INCENTIVE PLAN PROPOSAL. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL 3—RATIFICATION OF AUDITORS PROPOSAL

        The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The submission of this matter for approval by stockholders is not legally required; however, the Board believes that such submission provides stockholders an opportunity to provide feedback to the Board on an important issue of corporate governance. If stockholders do not approve the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2014, for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF AUDITORS PROPOSAL. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE RATIFICATION OF AUDITORS PROPOSAL.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the "Independent Auditor"). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

        For the years ended December 31, 2013 and 2012, professional services were performed for us by our Independent Auditor pursuant to the oversight of our Audit Committee. Representatives of our Independent Auditor are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

        Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee's pre-approval policy.

	Year Ended December 31,
Fees by Type	2013	2012
	(In millions)
Audit fees	$4.1	$3.8
Audit-related fees	0.9	0.9
Tax fees	0.2	0.4
All other fees	0.0	0.0

Total	$5.2	$5.1

        Audit Fees.    Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

        Audit-Related Fees.    Audit-related fees primarily related to audit fees for our employee benefit plans, comfort letters for registration statements and agreed upon procedures.

        Tax Fees.    Tax fees related to tax compliance, tax advice and tax planning.

        All Other Fees.    The aggregate fees billed for all other services during the years ended December 31, 2013 and 2012 were not significant.

AUDIT COMMITTEE REPORT

        The Audit Committee is a standing committee of the Board of Directors of the Company that is comprised solely of non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and the Company's Independence Standards. The Audit Committee operates pursuant to a written charter that is available at www.phh.com under the heading "Investor Relations—Corporate Governance" and is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. See "Committees of the Board—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

        The Company's management is responsible for the preparation of the Company's consolidated financial statements. In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2013, the Audit Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements with management;

  •
  Discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  Received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Date: April 4, 2014	Audit Committee of the Board of Directors
Jon A. Boscia (Chair) Jane D. Carlin Thomas P. Gibbons Gregory J. Parseghian

PROPOSAL 4—SAY ON PAY VOTE

        In accordance with Section 14A of the Exchange Act and rules promulgated by the SEC, we are requesting the approval of the following advisory resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 404 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Although the foregoing resolution is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE "FOR" THE SAY ON PAY VOTE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE SAY ON PAY VOTE.

COMPENSATION COMMITTEE REPORT

        The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013.

Date: April 10, 2014	Human Capital and Compensation Committee of the Board of Directors
Deborah M. Reif (Chair) James O. Egan Charles P. Pizzi Carroll R. Wetzel, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In this section, we provide an overview on our performance and the business environment during 2013 followed by a description of the components of our executive compensation program for our Named Executive Officers, or "NEOs," whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.

Named Executive Officers

  •
  Glen A. Messina, President and Chief Executive Officer

  •
  Robert B. Crowl, Executive Vice President and Chief Financial Officer

  •
  David E. Tucker, Executive Vice President, Mortgage

  •
  Richard J. Bradfield, Senior Vice President and Treasurer

  •
  William F. Brown, Senior Vice President, General Counsel and Secretary

  •
  George J. Kilroy, former Executive Vice President, Fleet

        An overview of our executive compensation philosophy and our executive compensation program are included as well as an explanation of how and why the Human Capital and Compensation Committee of our Board (the "HC&CC" or "Committee") arrive at specific compensation policies and decisions involving the NEOs.

Business Highlights

  Our Business

        We are a leading outsource provider of mortgage and fleet management services. We provide mortgage banking services to a variety of clients, including financial institutions and real estate brokers, throughout the U.S. Our mortgage banking activities include originating, purchasing, selling and servicing mortgage loans through our wholly owned subsidiary, PHH Mortgage Corporation and its subsidiaries (collectively, "PHH Mortgage"). We provide commercial fleet management services to corporate clients and government agencies throughout the U.S. and Canada through our wholly owned subsidiary, PHH Vehicle Management Services Group LLC ("PHH VMS"). PHH VMS is a fully integrated provider of fleet management services with a broad range of product offerings, including managing and leasing vehicle fleets and providing other fee-based services for our clients' vehicle fleets.

        According to Inside Mortgage Finance, for the year ended December 31, 2013, PHH Mortgage was the 7th largest overall mortgage loan originator with a 2.7% market share and the 8th largest mortgage loan servicer with a 2.3% market share. We believe PHH VMS is a leading provider of outsourced commercial fleet management services in the U.S. and Canada.

  2013 Business Environment

        2013 was a particularly challenging year for the Company, and our financial results for 2013 reflect the current dynamics in the mortgage origination environment, as increases in interest rates during 2013 have significantly reduced refinance origination volumes and the industry is transitioning to a home purchase-driven market. Our Mortgage segments are also still experiencing the impacts of the adverse developments in the housing market and the resulting higher regulatory focus. Our Fleet Management Services segment has continued its strong, consistent operating performance.

        Throughout 2013, we have continued to make significant progress in placing PHH in a position of strength to deal with the cyclical and dynamic nature of the mortgage industry. These actions have significantly improved our liquidity position, capital structure and operating execution and while we have experienced organic growth in our Fleet Management Services segment, we are positioning the mortgage business to be a less capital intensive, fee-based business with less volatile cash flow and increased strategic and financial flexibility.

        We expect a highly challenging mortgage industry environment in 2014, as we are anticipating a decline in industry origination volumes, further total loan margin compression, and an increasing mix of fee-based closings related to our private label originations. We have reduced staffing levels in our Mortgage Production segment in response to expected client and industry demand, and have identified further overhead reductions that we expect to take place in 2014.

Executive Summary

        As described above, 2013 was an extremely challenging year for the Company resulting from the numerous forces at play in the mortgage business environment. As we faced these challenges, the Committee and Board of Directors took steps to ensure that management would remain focused on creating shareholder value despite what we anticipate will be a difficult business cycle for the Mortgage industry. The expected business conditions in 2014, coupled with the prospect of strategic transactions in an effort to maximize shareholder value, resulted in decisive action on the part of the Board to create greater alignment between management and shareholder success. Notably, in October 2013, the HC&CC changed the timing of what was intended to be March 2014 Long-Term Incentive Award grants to November 2013. The Committee also changed the vesting and performance provisions associated these November 2013 grants to include double-trigger vesting features, which is expected to bolster retention value in the event of a change in control. These actions accomplished the dual objectives of ensuring that management was properly incented to pursue all opportunities that could maximize shareholder value, while at the same time same minimizing the financial uncertainty that would be associated with the business environment we faced.

        In looking back at 2013 financial performance, the Committee acted consistent with its pay for performance philosophy and reduced Management Incentive Plan ("MIP") awards (as a % of their target level) for Corporate, Mortgage and Fleet by 35%, 34% and 11%, respectively, when compared to 2012.

        In looking ahead toward 2014, and what is anticipated to be lower financial performance, the Committee decided it was appropriate to lower the incentive that management in Mortgage and Corporate could expect under the MIP for target performance by 25% and 12.5%, respectively, as compared to 2013, where target performance yielded 100% of their annual MIP target. While the Committee lowered the compensation that would be earned at target level, it also changed the structure of the MIP across the company to focus on both financial and strategic outcomes. The Committee believes that it is critical that management is incented not only for delivering financial results despite a difficult environment, but also for delivering against the strategic initiatives which lay the foundation for future growth.

        The program changes made in 2013, along with the Committee's decision to retain Frederic W. Cook & Co., Inc. as its new Independent Executive Compensation Advisor, reinforce the Committee's commitment to continue to evolve our pay-for-performance programs in an objective manner so that they align with the creation of long-term shareholder value.

Our Compensation Philosophy and Structure

  Our Total Rewards Philosophy

  Paying for Performance

        Our Compensation Program is designed to deliver Pay-for-Performance.

        Our compensation program places a strong emphasis on pay-for-performance. We have created and implemented a pay-for-performance-based Total Rewards Philosophy that aligns our compensation programs with sustainable long-term shareholder value creation.

  How we structure our Compensation to deliver against our Philosophy

  •
  We start by ensuring that a significant portion of our executive's total direct compensation opportunity is in the form of variable pay linked to performance.

  •
  We then review both performance objectives and related compensation to ensure that we are operating within our risk framework and that appropriate controls are in place to monitor and assess performance.

  •
  The target mix of pay for our NEOs in 2013 aligns well with the mix of pay within the Proxy Peer Group.

Target Total Direct Compensation			As reference:		As reference:
	2013 PHH Mix of Pay		Proxy Peer Group Mix of Pay		Break out of PHH's Variable Pay
NEO	Fixed	Variable	Fixed	Variable	Annual	Long-Term
Messina	20%	80%	17%	83%	14%	66%
Tucker	25%	75%	21%	79%	16%	59%
Crowl	30%	70%	22%	78%	15%	55%
Bradfield	30%	70%	39%	61%	27%	43%
Brown	36%	64%	28%	72%	18%	46%
Kilroy	29%	71%	30%	70%	21%	50%
  •
  The HC&CC focuses on each component of pay to ensure it is factoring in the executive's performance and relevant market data.

  •
  The chart below illustrates factors considered by the HC&CC when setting compensation levels and making awards.

Compensation Element	Factors considered by the Human Capital and Compensation Committee	Reviewed in
2013 Base Salary	Base salary is the principal fixed component of the total direct compensation of our executive officers and is determined by considering the relative importance of the position, the competitive marketplace, and the individual's performance and contributions.	March 2013
2013 Annual Incentive (MIP)Target Opportunity
	The MIP target opportunity is reviewed annually which includes an assessment of the scope and impact of each executive's position. Consideration is given to recent performance as well as the executives' total cash opportunity vs. the market median total cash position of the peer group.	March 2013
2013 Annual Incentive Award (MIP)
The financial performance of the Company and its business units during 2013 sets the maximum MIP opportunity NEOs can earn. In 2013, MIP funding was determined by business unit financial performance against:
    1. Adjusted Cash Flow
    2. Core Earnings (Pre-tax) per Diluted Share
    3. Pre-tax Core ROE
	After the funding maximum is determined for each NEO, the HC&CC reviews each NEO's 2013 performance against their specific goals and leadership objectives and applies negative discretion, if appropriate to reduce the award.	February 2014
Annual March 2013 Long-Term Incentive Awards(1)	The executive's performance during the prior performance year and total direct compensation position vs. the total direct compensation opportunity in the market peer group.	March 2013
November 2013 Long-Term Incentive Awards(2)	A combination of the executive's performance during 2013 and emerging retention needs based on the business environment.	November 2013

Notes:

(1)
March 2013 Long-Term Incentive Awards were delivered in the form of both Performance Restricted Stock Units and Non-Qualified Stock Options.

(2)
November 2013 Long-Term Incentive Awards were delivered in the form of both Performance Restricted Stock Units and time-vested Restricted Stock Units. This award tranche was granted in November 2013 as opposed to the previously intended March 2014 time frame. As a result, no new Long-Term incentive awards have been granted in 2014.

  Other Key Perspectives factored into Developing our Programs

        The HC&CC incorporates a number of perspectives to ensure our compensation programs continue to be market competitive, tax effective and generally consistent with best practices while remaining aligned with shareholder interests. In particular, the HC&CC retains the advice of Pillsbury Winthrop Shaw Pittman LLP ("Pillsbury"), the Board of Directors' independent legal counsel, and Frederic W. Cook & Co., Inc. ("Frederic W. Cook"), an independent compensation consultant. They also carefully consider the opinions provided by ISS, Glass-Lewis and other shareholder advisory groups in response to our Advisory "Say on Pay" recommendation.* In addition, Senior Management and members of the Board have had numerous meetings during 2013 with shareholders who collectively own over 90% of the Company's issued and outstanding common stock. As a result of this process, we have made three notable changes to how we structured and made compensation decisions for 2013: 1) We did not provide any discretionary bonus amounts to our NEOs for 2013 performance; 2) We introduced a "double-trigger" vesting provision in our November 2013 LTIPs; and 3) We updated our Stock Ownership and Retention Guidelines.

  The Role of Benchmarking and Compensation Peer Group in the Development and Assessment of our Programs

        The Committee believes that an understanding of market-competitive practices is critical when making sound executive compensation decisions. The Committee utilizes a peer group of publicly-traded companies as a data point in determining market-competitive compensation practices. In 2013, the Committee conducted its regular review of the peer group with Frederic W. Cook's assistance. Based on this review and other strategic factors, the Committee decided to retain the peer group listed in the table below which is consistent with what we disclosed in our prior year's Proxy Statement. The Committee decided it will revisit the Peer Group composition in the third quarter of 2014 to ensure it is appropriate with our business profile, market changes and size. The peer group was selected because the Committee believes that it was representative of the fact that we compete in both the mortgage and fleet management industries for customers and executive talent, as well as with outsourcing companies.

Alliance Data Systems Corp.	Avis Budget Group, Inc.	Corelogic, Inc.
Euronet Worldwide, Inc.	Fidelity National Information Services, Inc.	GATX Corp.
Genpact, Ltd.	Heartland Payment Systems, Inc.	Lender Processing Services, Inc.
MGIC Investment Corp.	Nationstar Mortgage Holdings	New York Community Bancorp, Inc.
Ocwen Financial	Radian Group, Inc.	Ryder System, Inc.
United Rentals, Inc.

        The Company's percentile rank against this peer group in terms of Revenue, EBIT, Assets, Enterprise Value and Employees is 70th, 60th, 61st, 46th, and 51st, respectively.

        Recognizing that we compete in multiple industries, and many of the competitors in each of our business units are divisions of much larger organizations, or are privately-held, the Committee also examined national compensation data in order to assist in the compensation evaluation. The Committee is able to be flexible in making the right decisions to attract, retain and motivate executive talent, since it uses multiple data sources for benchmarking executive compensation.

        The Committee evaluated the base salary, short-term and long-term incentives and actual and target total compensation levels, as well as shareholder dilution levels, for the peer group and from the survey data. This included the median and percentile ranges for each compensation component, and in the aggregate, for comparison with that of our NEOs. The Committee further reviewed the realizable value of the equity grants in analyzing the effectiveness and relative pay-for-performance relationships of the

*
Approximately 81% of the votes cast on the "Say on Pay" proposal in 2013 were voted in support of the compensation of our NEOs. This compares with 94% of the votes cast in support of the "Say on Pay" proposal submitted for shareholder consideration at the 2012 Annual Meeting of Shareholders.

executive compensation program. The Committee determined that for 2013, total executive compensation for our Named Executive Officers should incent them to achieve above-market performance by paying them commensurate with that performance. The Committee further determined that the total compensation opportunity, including realizable value, represents an appropriate relationship between executive rewards and shareholder value creation, especially given the focus on profitability in the 2013 MIP and share price appreciation in the long-term incentive grants. The Committee intends to utilize this compensation philosophy again in 2014 with some adaptations to focus on both financial measures as well as the accomplishment of strategic initiatives in the MIP and may adjust target total compensation levels, as well as base salary, short-term and long-term incentives, of our executive officers based upon how they deliver against these factors and sustainable shareholder value creation.

  Key Governance Considerations in our Executive Compensation Programs

We do the following in governing our Programs		We do not allow for the following in our Programs
Pay for performance	Most of our executives pay is at risk and not guaranteed. We set clear and transparent financial goals with long-term incentive awards which include performance based vesting conditions.	Tax gross-ups	It is our policy to not provide tax gross-ups. In 2012, we discontinued the practice of providing tax gross-ups for any compensation or benefits provided to our executives.
Discourage Excessive Risk Taking
	We operate within our risk management framework and include a balanced program design, multiple performance measures claw-back and retention provision, as well as robust Board and management processes to identify risk. In addition, our Chief Risk and Chief Compliance and Ethics Officers review and provide input into the design of our programs prior to their approval.	No option back-dating, re-pricing or reloading	We do not permit back-dating, re-pricing of stock options, nor reloading of stock options.
Retain an independent compensation consultant
	The HC&CC has retained the services of Frederic W. Cook, an independent executive compensation consulting firm, which does not provide any other services to PHH and reports directly to the Chair of the HC&CC.	No hedging or pledging	We prohibit hedging and/ or pledging shares of our stock as collateral for loans or other reasons by our non-employee directors and executive officers.

We do the following in governing our Programs		We do not allow for the following in our Programs
Caps on Annual Incentives and Long-Term Awards	Our Annual Incentive Program caps maximum payout opportunity at 150% of the target incentive and our current Equity and Incentive plan limits maximum shares allowable to any individual at 1,000,000 per calendar year.	No enhanced Retirement Benefits	No enhanced retirement formulas or inclusion of Long-Term Incentives in pension calculations
Stock Ownership and Retention Guidelines	Executives who receive equity awards are prohibited from disposing of them other than to meet tax obligations until they attain their required multiple of PHH stock holdings	No Employment Agreements	All our Executives are employed at will and are subject to an HC&CC approved Tier I Severance Plan

  Parties involved in the Corporate Governance of our Executive Compensation Programs

        The effective management and governance of our Executive Compensation Programs is generally carried out through interaction of three groups. The Human Capital and Compensation Committee; Management and Frederic W. Cook, the Independent Compensation Consultant to the Board. On occasion, and as appropriate, the committee may enlist the advice of independent counsel to the Board of Directors.

  Role of the HC&CC

  •
  The HC&CC is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which currently consists of four independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the HC&CC formulates compensation recommendations for our CEO subject to Board approval and reviews and approves all compensation recommendations for the Management Operating Committee ("MOC") which is currently comprised of 13 of our most senior leaders. The Committee's review includes:

  •
  Approval of corporate incentive goals and objectives relevant to compensation, including the development of the MOCs performance goals

  •
  Evaluation of individual performance results in light of these goals and objectives

  •
  Evaluation of the competitiveness of each executive officer's total compensation; and

  •
  Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

  •
  The Committee focused on sustainable long-term shareholder value creation as the underpinning of our compensation programs.

  •
  The Committee reviews the performance and compensation for the Chief Executive Officer, and makes recommendations to the Board for final approval.

  •
  The Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluation. Board members who are not members of the Committee are not involved in the decisions surrounding the engagement and/or retention of the Committee's consultant.

  •
  As appropriate, the HC&CC will engage the services of independent external counsel to the Board to review and advise on matters relating to executive compensation.

  Role of Management

  •
  Our Chief Executive Officer makes compensation recommendations to the Committee as it relates to the compensation of our other executive officers.

  •
  In addition, our executive officers, including our Chief Executive Officer, as well as our Chief Human Resources Officer, Chief Financial Officer, Chief Risk Officer, Chief Ethics and Compliance Officer and other human resources personnel, may provide input and make proposals as requested by the Committee regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees.

  •
  These proposals may be made on the initiative of the Chief Executive Officer, the executive officers, or upon the request of the Committee.

  •
  Our Chief Executive Officer provides a self-assessment to the Committee, but otherwise is not involved in deliberations relating to his own compensation.

  Role of Frederic W. Cook

  •
  Effective July 1, 2013, Frederic W. Cook began serving as the independent compensation consultant to the HC&CC. Their primary role was to assist with the evaluation of our executive compensation programs.

  •
  The Committee selected Frederic W. Cook as the advisor after soliciting bids from a number of compensation consulting firms that specialize in advising Board of Directors on matters relating to executive compensation design and delivery.

  •
  Frederic W. Cook was selected because of the independence of the firm along with its reputation as a leading consultant in the field of executive compensation.

  •
  Pursuant to its engagement, Frederic W. Cook has performed a number of services for the HC&CC, including but not limited to:

  •
  Reviewing and providing perspective on the ISS and Glass Lewis reports relating to the 2013 Proxy

  •
  Reviewing and providing perspective on the appropriateness of the 2013 Proxy Peer Group

  •
  Reviewing and providing perspective on actions relating to retention of key talent which resulted in the acceleration of the March 2014 Long-Term Incentive award cycle to November of 2013

  •
  Assisting with the design of a new Equity and Incentive plan, subject to shareholder approval in 2014

  •
  Reviewing and providing perspective on the market competitiveness of the compensation provided to the Named Executive Officers vs. the 2013 Proxy Peer Group

  •
  Reviewing and providing perspective on the market competitiveness of the Board of Directors Compensation Program

  •
  Frederic W. Cook was paid $211,274 in fees during 2013 for performing the above and other activities. Frederic W. Cook did not receive any other fees or provide any other consulting outside of its work for the HC&CC to PHH Corporation during 2013.

Our 2013 Compensation Program Delivered Pay-for-Performance

  2013 Management Incentive Plan (MIP)

  Key Objectives of our 2013 MIP

        Our 2013 (MIP) for our NEOs was comprised of the following three metrics: (1) Core Earnings (Pre-tax) Per Diluted Share, (2) Adjusted Cash Flow and (3) Pre-tax Core ROE. Based on the performance of these three metrics, the earnings opportunity for the NEOs could range from 0% to 150% of their MIP target.

        These performance metrics accomplish the following objectives:

  •
  Adjusted Cash Flow—50% of Opportunity: Our businesses rely on cash flow in order to fund our operations and pay our debt. A focus on this non-GAAP financial measure is important to sustainable success.

  •
  Core Earnings (Pre-tax) Per Diluted Share—25% of Opportunity: This is a non-GAAP financial measure of the profitability of our ongoing business operations.

  •
  Pre-tax Core ROE—25% of Opportunity: This is a non-GAAP financial measure of the efficiency of our use of shareholder assets, and a focus on Pre-tax Core ROE is intended to ensure that we are operating in a manner that will drive shareholder value.

        In order to focus our employees on driving performance that they can control, we created separate goals for each of our Mortgage and Fleet business units. Our business unit leaders during most of 2013, George Kilroy and David Tucker, were eligible for MIP payouts based on 75% of their respective business unit's performance and 25% on the Company's overall consolidated performance. The remaining Named Executive Officers received payouts based on 100% of the Company's overall consolidated performance.

        Our focus on Adjusted Cash Flow in 2013 was emphasized by our using it as a "gate", such that no payouts would be made for business unit performance unless the business unit generated Adjusted Cash Flow at the Threshold level, which is 90% of Target.

        We recognized that 2013 performance might not match prior years. Therefore, our target performance goals were set above our business plan, requiring performance levels above plan in order to receive target payouts. In order to provide an appropriate pay-for-performance relationship, performance above Target results in progressively greater payouts up to a maximum of 150% of an individual's target award amount for maximum performance, and performance below Target results in decreased payouts. Performance below threshold levels results in no payouts.

  2013 Financial Results and its link to NEOs Maximum Earning Opportunity Under MIP

        In 2013, we exceeded the Adjusted Cash Flow goal across all three reporting segments; arriving at 207.1% of target for the Mortgage business unit, 124.6% of target for the Fleet business unit and 177.1% for overall consolidated performance of PHH Corporation. However, only the Fleet business unit had positive Core Earnings (Pre-tax) Per Diluted Share and Pre-tax Core ROE achieving 88.2% and 88.8% of its 2013 target objectives on these measures, respectively. Mortgage Core Earnings (Pre-tax) Per Diluted Share and Pre-tax Core ROE were negative $1.19 and negative 7.3%, respectively, versus target objectives of $4.27 and 25.0% and plan thresholds of $1.94 and 11.4%. On a consolidated basis, PHH Corporation Core Earnings (Pre-tax) Per Diluted Share and Pre-tax Core ROE and were negative $0.68 and negative 2.9%, respectively, versus target objectives of $5.80 and 25.0% and plan thresholds of $2.84 and 12.2%.

        The net impact of the above financial performance to our Management Incentive Plan is that funding (as a % of the incentive target opportunity) was at the levels shown in the chart below by business unit (as compared to 2012):

Business Unit	2012 MIP (as % of Target)	2013 MIP (as % of Target)	% Change
Mortgage	113.2%	75.0%	-33.7%
Fleet	120.2%	106.5%	-11.4%
PHH Consolidated	116.0%	75.0%	-35.3%

        The final MIP award for our NEOs however was determined based on the Committee's careful review of the executive's individual performance against their goals and leadership competencies.

  Details on MIP Funding Based on Business Unit Financial Performance

		Mortgage				Fleet				Consolidated
Financial Metric	Weight	Threshold	Target	Actual	% of Target	Threshold	Target	Actual	% of Target	Threshold	Target	Actual	% of Target
Adjusted Cash Flow ($M)	50%	101	112	232	150.0%	110	122	152	124.6%	204	227	402	150.0%
Core-Earnings (Pre-tax) Per Diluted Share	25%	$1.94	$4.27	($1.19)	0.0%	$1.14	$1.52	$1.34	88.2%	$2.84	$5.80	($0.68)	0.0%
Pre-tax Core ROE	25%	11.4%	25.0%	-7.3%	0.0%	18.8%	25.0%	22.2%	88.8%	12.2%	25.0%	-2.9%	0.0%

Total	100%				75.0%				106.5%				75.0%

  Maximum NEO MIP Opportunity

  •
  Messina—75%

  •
  Crowl—75%

  •
  Tucker—75%(1)

  •
  Bradfield—75%

  •
  Brown—75%

  •
  Kilroy—98.6%(1)

        The percentages shown to the right of each NEO is the maximum percent of their 2013 MIP target that they were eligible to receive based on Financial Performance of Mortgage, Fleet and PHH Corporation business units.

  Definitions of Financial Metrics Used in MIP

  Adjusted Cash Flow

        For purposes of the 2013 MIP, the Adjusted Cash Flow metric is based on either Consolidated Adjusted Cash Flow or Segment Adjusted Cash Flow, as applicable. Consolidated Adjusted Cash Flow is defined as free cash flow calculated as follows: the total change in our cash and cash equivalents from the beginning to the end of the performance period, adjusted as follows: (a) subtract net cash proceeds received by us from the sale of equity or equity instruments, (b) add cash paid by us for options and other derivative securities, (c) add cash paid by us for principal payments on unsecured borrowings, and (d) subtract proceeds received by us from unsecured borrowings. Segment Adjusted Cash Flow is defined as segment free cash flow calculated as follows: the total change in cash and cash equivalents from the beginning to the end of the performance period for either our fleet segment or combined mortgage

(1)
David Tucker's maximum MIP opportunity is driven 75% by Mortgage Performance and 25% by consolidated results of PHH. George Kilroy's maximum MIP opportunity is driven 75% by Fleet Performance and 25% by consolidated results of PHH.

segment, as applicable, adjusted as follows: (a) add cash paid by such segment during the year for principal payments on intercompany borrowings and (b) subtract proceeds received by such segment during the year from intercompany borrowings.

  Core-Earnings (Pre-tax) Per Diluted Share

        For purposes of the 2013 MIP, Core Earnings (Pre-tax) Per Diluted Share means Core Earnings (Pre-tax) determined on either a consolidated or segment basis, as applicable, divided by the fully diluted weighted- average common shares outstanding for the Company for 2013. Core Earnings (Pre-tax) were based on pre-tax income after non-controlling interest excluding unrealized changes in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.

  Pre-tax Core ROE

        For purposes of the 2013 MIP, Pre-tax Core ROE means Core Earnings (Pre-tax), as described above determined on either a consolidated or segment basis, as applicable, divided by "Adjusted Average Book Equity" determined on either a consolidated or segment basis, as applicable. Consolidated Adjusted Average Book Equity is based on the simple average of Total PHH Corporation stockholders' equity as of each of the following measurement dates: March 31, 2013, June 30, 2013, September 30, 2013, and December 31, 2013, excluding the equity impact of unrealized changes in the fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments and realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights that are recorded during the performance period. The adjustment to average Total PHH Corporation stockholders' equity will be calculated as follows: Total PHH Corporation stockholders' equity plus or minus the after-tax impact (based upon a 41% effective tax rate) of unrealized changes in the fair value of mortgage servicing rights.

  The Actual 2013 MIP Payouts Approved for Each NEO are set forth in the table below

        The table below sets forth each Named Executive Officer's 2013 MIP Target amount and actual payout

Name	Position	2013 Annualized Base Salary as of 12/31/13	2013 MIP Target Award Amount	2013 MIP Opportunity Range(1)			Actual 2013 MIP Payout (% of 2013 MIP Target)
Glen A. Messina	President and Chief Executive Officer	$880,000	$1,320,000	$917,400	to	$1,980,000	$990,000 (75%	)
Robert B. Crowl	Executive Vice President and Chief Financial Officer	$465,000	$465,000	$323,175	to	$697,500	$348,750 (75%	)
David E. Tucker	Executive Vice President, Mortgage	$588,000	$735,000	$499,800	to	$1,102,500	$551,250 (75%	)
Richard J. Bradfield	Senior Vice President and Treasurer	$345,000	$258,750	$179,831	to	$388,125	$194,063 (75%	)
William F. Brown	Senior Vice President, General Counsel and Secretary	$360,360	$270,270	$187,838	to	$405,405	$202,703 (75%	)
George J. Kilroy(2)	Former Executive Vice President, Fleet	$489,180	$489,180	$387,675	to	$733,770	$289,472 (59%	)

(1)
Range shown is reflective of Threshhold performance and Maximum performance levels against respective MIP financial performance table for each of the respective segments (PHH Consolidated, Mortgage or Fleet).

(2)
Mr. Kilroy resigned as an executive officer of PHH on December 20, 2013 and terminated employment with PHH on 1/10/14.

  Long-Term Incentive Awards provided during 2013

        The Committee administers the Amended and Restated 2005 Equity and Incentive Plan, which provides for equity-based awards, including Performance Restricted Stock Units ("PRSUs"), Time Vested Restricted Stock Units ("RSUs") and Non-Qualified Stock options to purchase our common stock ("NQSOs"). The Committee considers equity-based awards to our Named Executive Officers an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity-based awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Committee upon consultation with management and the Committee's compensation consultant.

        The Committee approved two tranches of long-term incentive plan grants during 2013, the tranche in March 2013 (the "March 2013 LTIP Grant") and a special tranche in November 2013 (the "November 2013 LTIP Grant"). As described earlier, the November 2013 LTIP grant was designed to substitute for the annual tranche that would have otherwise been granted in March 2014 in view of a combination of 2013 performance and emerging retention needs based on the business environment. The Committee in approving the design of the November 2013 LTIP grants insisted that awards balance retention needs with shareholder performance requirements. In particular, the November 2013 PRSUs include provisions that condition vesting of the PRSUs based on the Company's Total Shareholder Return vs. the KBW Bank Index and the Company's compounded annual growth rate of Tangible Book Value per Diluted Share.

        Absent a strategic transaction, it is not the present intention of the Committee to grant another tranche of long-term incentive awards during 2014.

        Each of these grants was awarded to a limited group of employees, in order to continue to align them with long-term shareholder interests and who we believed at the time of grant were critical to retain. The grants were made to individuals who have the greatest influence over long-term shareholder value creation, including Company profitability and share price appreciation.

        In particular, the program provides grant levels that are targeted at the 75th percentile of the market peer group for comparable roles. These awards will deliver the targeted value to the Named Executive Officers only if targeted Company stock price, Total Shareholder return on a relative basis and Company Tangible Book Value per Diluted Share appreciate within the defined vesting periods as described in the chart below. Failure to reach these levels of stock price or Tangible Book Value per Diluted Share appreciation would result in the complete loss of all value in some of the awards. Moreover, in determining award levels the Committee also factored in the executives' total compensation level to ensure that we remain within market-competitive total compensation levels. The elements of the Long-Term Incentive Awards are as follows:

Plan Element	Key Features of the Long-Term Incentve Awards and Link to Shareholder Value Creation	NEOs Receiving
March 2013 Non-Qualified Stock Options (NQSOs)	Stock options granted as part of the March 2013 LTIP Grant are time vested and have an exercise price of $21.96, which was our share price on the date of grant. They provide value to the executives when the share price rises, directly aligning executives with shareholder perspectives. The amount of value provided directly correlates to the amount of share price increase.	• Messina • Crowl • Tucker • Bradfield • Brown • Kilroy

Plan Element	Key Features of the Long-Term Incentve Awards and Link to Shareholder Value Creation	NEOs Receiving
March 2013 Performance Based Restricted Stock Units (PRSUs)

The PRSUs granted as part of the March 2013 LTIP Grant will vest only if we achieve specified share price targets in the 90 days at the end of the three-year measurement period. If our share price averages at least $30 during that 90 day period, 100% of the PRSUs will vest. If our share price averages less than $30 but at least $25 during that time, 33% of the PRSUs will vest. If our share price averages less than $25, none of the PRSUs will vest. This market condition balances the operational and profitability goals of the MIP, and ensures that NEOs understand the impact of their decisions on shareholder interests.

• Messina • Crowl • Tucker • Bradfield • Brown • Kilroy
Three year cliff-vesting
Unless an accelerated vesting trigger has occurred as described below, both the Stock Options and the PRSUs granted as part of the March 2013 LTIP Grant vest after three years (subject to the above described performance conditions in the case of the PRSUs), so that long-term performance is required before executives receive awards and retention of key employees is enhanced.
Accelerated Vesting triggers for the March 2013 LTIPs	If a Change in Control occurs during the performance period, the PRSU grants will vest as specified in the chart below, absent the exercise of the Committee's discretion to further accelerate vesting.

Date of Change in Control	Percent Vested
Before July 1, 2013	0%
On or after July 1, 2013, but before July 1, 2014	25%
On or after July 1, 2014, but before July 1, 2015	50%
July 1, 2015 or thereafter	100%

If a Change in Control occurs, Stock Options for the executive will vest in a prorated portion of the award based on the number of days from the grant date through the Change in Control date. If the acquiring company continues the Stock Option awards or replaces the Stock Option awards with awards of the acquiring company, then the awards are not accelerated.

Similarly, if the executive's employment is terminated without cause, the PRSU and Stock Option grants will become vested as specified in the chart below unless the HC&CC exercises discretion to further accelerate vesting.

Date of Termination of Employment Without Cause	Percent Vested
Before July 1, 2013	0%
On or after July 1, 2013, but before July 1, 2014	25%
On or after July 1, 2014, but before March 28, 2016	50%
March 28, 2016 or thereafter	100%

Plan Element	Key Features of the Long-Term Incentve Awards and Link to Shareholder Value Creation	NEOs Receiving
November 2013 Performance Based Restricted Stock Units (PRSUs)	Vesting in these PRSUs requires performance over a three year period against two key dimensions which are directly correlated with shareholder value creation.	• Messina • Crowl • Tucker • Bradfield

•

50% of the PRSUs grant will vest based on the Company's Total Shareholder Return (TSR) relative to the TSR of the KBW Bank Index*. TSR is defined as the price appreciation percentage plus the dividend yield percentage. Moreover, regardless of the Company's performance vs. the Index, if the Company TSR is negative for the period, the plan calls for 0% payment of this component.

• 50% of the PRSUs granted will vest based on the compounded annual growth rate of our Tangible Book Value per diluted share
The payout range for this award is from 0% to 150% of the target PRSUs granted and are described in the chart below.

(1)
Straight line interpolation between Threshold and Maximum level is used for vesting purposes.

(2)
The measurement period would close upon a change in control. Performance measures would be calculated from the start of the measurement period up to and including the date of the CIC. Whatever % of PRSU that would have been paid based on that measured performance would be converted to cash equivalent and would be paid as originally scheduled.

(3)
Dividends are added back in to book value.

*
The KBW Bank Index was chosen after a careful statistical analysis which included correlation of price volatility of the Company's stock price to several other indices including the S&P 500, S&P Midcap, S&P Financials, and KBW Mortgage. The review also examined the effects of extreme macro-economic events including the liquidity crisis of 2008 on the movement of the Company's stock compared to the indices. The totality of the review led us to select the KBW Bank Index as the approriate benchmark. As of November 2013, the KBW Bank Index was comprised of the following companies:

#	Index Component	Ticker	% Weight
1	Citigroup	C	9.02%
2	Bank of America Corp.	BAC	8.17%
3	JPMorgan Chase & Co	JPM	8.16%
4	Wells Fargo & Company	WFC	7.72%
5	SunTrust Banks Inc	STI	4.74%
6	M&T Bank Corporation	MTB	4.39%
7	Regions Financial Corporation	RF	4.24%
8	Comerica Inc	CMA	4.21%
9	KeyCorp	KEY	4.19%
10	Capital One Financial Corp	COF	4.11%
11	Huntington Bancshares Inc	HBAN	4.05%
12	PNC Financial Services Group	PNC	3.97%
13	Fifth Third Bancorp	FITB	3.96%
14	Zions Bancorporation	ZION	3.93%
15	BB&T Corporation	BBT	3.77%
16	U.S. Bancorp	USB	3.68%
17	Bank of New York Mellon	BK	3.27%
18	State Street Corporation	STT	2.92%
19	New York Community Bank	NYCB	2.82%
20	Cullen/Frost Bankers Inc	CFR	2.10%
21	Commerce Bancshares Inc	CBSH	2.09%
22	Northern Trust Corp	NTRS	1.76%
23	People's United Financial Inc	PBCT	1.38%
24	First Niagara Financial Group	FNFG	1.33%

Plan Element	Key Features of the Long-Term Incentve Awards and Link to Shareholder Value Creation	NEOs Receiving
November 2013 Time Vested Retricted Stock Units (RSUs)	The value of these RSUs are directly correlated to the performance of the Company's stock price and vest and are paid in two stages. 40% of the RSUs will vest and be paid 18 months from the date of grant and the remaining 60% will vest and are paid 36 months from the date of grant.	• Messina • Crowl • Tucker • Bradfield • Brown

With the exception of Mr. Brown, the NEOs received 50% of their November 2013 LTIP grants in the form of Performance Based Restricted Stock Units and 50% in the form of Time Vested Restricted Stock Units. Mr. Brown, who was not an NEO during the prior year, received 100% of his November 2013 LTIP grants in the form of Time Vested RSUs.
November 2013 Vesting Under a Change in Control
The November 2013 awards include a "double trigger" accelerated vesting feature. Double triggers are considered more favorable to shareholders because they have a greater retentive effect after a change in control than "single trigger" features. Under the double trigger provisions, the November 2013 LTIP grants provide for vesting based on performance through the date of the change in control. However, units are generally paid following the third anniversary of the grant date or, if earlier, any one of the following qualified events that occurs within 24 months of the change in control:

Plan Element	Key Features of the Long-Term Incentve Awards and Link to Shareholder Value Creation	NEOs Receiving

•

Termination without cause

•

Retirement

•

Resignation for "Good Reason" meaning any one of the following (i) a material diminution in Grantee's base compensation (from the amount in effect on the date of the Change in Control); (ii) a material diminution in authority, duties, or responsibilities of Grantee; (iii) a material diminution in the budget over which Grantee retains authority; (iv) a material change in the geographic location at which Grantee is required to perform services; and (v) any other action or inaction that constitutes a material breach of the award agreement; provided, however, that for the Grantee to be able to resign for "Good Reason," the Grantee must give the Company notice of the above conditions within 90 days after the condition first exists, the Company must not have remedied the condition within 30 days after receiving written notice, and the Grantee must resign within 60 days after the Company's failure to remedy.

Restrictive Covenants
All of the Long-Term Incentive awards granted were conditioned on the recipient agreeing to be covered by a restrictive covenant agreement that would prohibit the individual from engaging in certain competitive or other harmful activities during the term of their employment and ranging for a period of one to two years following employment termination, depending on the recipient.
Claw-Back Provisions
Long-Term incentive grants are subject to "claw back" provisions which state that any unvested awards shall be forfeited and shares issued shall be returned if it is determined by the Committee that the recipient violates non-competition, non-solicitation, non-disclosure, or other restrictive covenant agreements, is terminated for cause, or engages in conduct which materially harms us, such as financial or reputational harm, provides materially inaccurate information related to our financial statements, creates excessive risk or allows it to be created, violates our Code of Conduct, or is under investigation for a regulatory matter due to gross negligence or willful misconduct in the performance of the recipient's duties.

Plan Element	Key Features of the Long-Term Incentve Awards and Link to Shareholder Value Creation	NEOs Receiving
Stock Ownership & Retention Guidelines	Employees who receive equity based grants are required to hold a specified amount of our common stock and are not permitted to sell any shares of common stock except to pay taxes upon vesting or exercise. The employee stock ownership and retention guidelines, which were amended and restated on December 18, 2013, are as follows:

•

CEO—5X base salary

•

CFO and Business Unit Presidents—4X base salary

•

Section 16 Officers (excluding the Principal Accounting Officer)—3X base salary

•

Covered employees who are members of the Management Operating Committee —2X base salary

•

Covered employees who are identified by the Company as regular recipients of equity based grants under the 2005 Amended and Restated Equity and Incentive Plan; or successor Plan—1X base salary

        The following Named Executive Officers were recipients of March 2013 LTIP Grant awards. The March 2013 LTIP Grant levels were based on each individual's prior year performance and expected future contributions to the success of the Company. These awards were targeted to enable our executives, based on performance, to earn total direct compensation in the 50th to 75th percentile of the peer group.

Name	2013 Annualized Base Salary as of 12/31/13 ($)	Target Number of PRSUs Granted as part of March 2013 LTIP Grants (#)	Target Number of Stock Options Granted as part of March 2013 LTIP Grants (#)	Total Grant Date Fair Value of March 2013 LTIP Grants ($)	March 2013 LTIP Grant Date Fair Value as a Percent of Annualized Base Salary
Glen A. Messina	880,000	50,091	97,604	1,647,993	187%
Robert B. Crowl	465,000	13,763	26,818	452,806	97%
David E. Tucker	588,000	21,420	41,739	704,733	120%
Richard J. Bradfield	345,000	12,175	23,724	400,564	116%
William F. Brown	360,360	8,204	15,987	269,925	75%
George J. Kilroy	489,180	16,706	32,554	549,647	112%

        The following Named Executive Officers were recipients of November 2013 LTIP Grant awards, which as described earlier were intended to substitute for the regular March 2014 LTIP awards. These awards were granted in view of a combination of 2013 performance and emerging retention needs based on the business environment and to provide additional retention features beyond those in the March 2013 LTIP grants. We targeted these awards to enable the executive's compensation to approximate the 75th percentile of the peer group and the need to increase retention.

Name	2013 Annualized Base Salary as of 12/31/13 ($)	Target Number of PRSUs Granted as part of November 2013 LTIP Grants (#)	Number of Restricted Stock Units Granted as part of November 2013 LTIP Grant (#)	Total Grant Date Fair Value of November 2013 LTIP Grants ($)	November 2013 LTIP Grant Date Fair Value as a Percent of Annualized Base Salary
Glen A. Messina	880,000	53,602	53,602	2,387,969	271%
Robert B. Crowl	465,000	20,369	20,369	888,496	191%
David E. Tucker	588,000	28,366	28,366	1,237,325	210%
Richard J. Bradfield	345,000	16,081	16,081	701,453	203%
William F. Brown	360,360	0	30,875	720,005	200%
George J. Kilroy	489,180	0	0	0	0%

  Base Salaries

        The HC&CC is responsible for approving and recommending to the full Board for final approval, the base salary of our Chief Executive Officer. The HC&CC is also responsible for approving the base salaries of our other Named Executive Officers, which includes review and approval of annual adjustments, if warranted, to their base salaries. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive's position. Base salary increases represented relative market-competitive positioning, experience, tenure, performance and contributions to our success during 2012.

Name	Title	2012 Annualized Base Salary as of 12/31/12	2013 Annualized Base Salary as of 12/31/13	Percent Increase
Glen A. Messina(1)	President and Chief Executive Officer	$800,000	$880,000	10.0%
Robert B. Crowl(2)	Executive Vice President and Chief Financial Officer	$400,000	$465,000	16.3%
David E. Tucker(3)	Executive Vice President, Mortgage	$560,000	$588,000	5.0%
Richard J. Bradfield(4)	Senior Vice President and Treasurer	$330,000	$345,000	4.5%
William F. Brown	SVP, General Counsel and Secretary	$360,360	$360,360	N/A
George J. Kilroy(5)	Former Executive Vice President, Fleet	$479,588	$489,180	2.0%

(1)
Salary increase on 3/29/13 awarded by Board of Directors in recognition of Mr. Messina's very strong performance in first full year as CEO and market data which showed Mr. Messina's salary more than 10% below the market median salary.

(2)
Salary increase on 3/29/13 awarded by HC&CC in recognition of Mr. Crowl's strong performance since joining PHH as CFO on 4/26/12 and market data which showed Mr. Crowl's salary 19% below the market median salary.

(3)
Salary increase on 3/29/13 awarded by HC&CC in recognition of Mr. Tucker's strong performance since joining PHH on 5/21/12 and consistent with merit increase guidelines for strong performance.

(4)
Salary increase on 3/29/13 awarded by HC&CC in recognition of Mr. Bradfield's performance in 2012 and consistent with merit increase guidelines for strong performance.

(5)
Mr. Kilroy terminated from employment on 1/10/14.

  2014 Executive Compensation Decision-making

        In 2014, we continue to focus our executive compensation program on our business strategy, sustainable business performance, and shareholder value creation. Pay-for-Performance is critical to our executive compensation program. Success will continue to be determined by operating and individual performance, including the right leadership behaviors.

  2014 Management Incentive Plan

        Our 2014 Management Incentive Plan will be based on assessing business unit results against both 2014 financial measures and strategic initiatives. This approach is consistent with pay-for-performance best practices and appropriately incents management to deliver on the 2014 business plan as well as the strategic goals for future growth. The respective balance between financial and strategic measures by business unit will be as follows:

  •
  Fleet 70% and 30%—with earning opportunity ranging from 0% to 150% of target incentive based on performance

  •
  Mortgage 50% and 50%—with earning opportunity ranging from 0% to 118.75% of target incentive based on performance

  •
  Corporate 60% and 40%—with earning opportunity ranging from 0% to 134.17% of target incentive based on performance

        Moreover, the HC&CC has adjusted the 2014 target incentive opportunity for the Mortgage organization down to 75% (from 100% in 2013) in order to recognize that the Mortgage segment in its business plan will have lower financial performance than in 2013. Likewise, the HC&CC has also lowered the target incentive opportunity for the Corporate segment to 87.5% (from 100% in 2013) to recognize the impact of the Mortgage Segment on the overall company's financial performance in 2014.

        Our NEOs' 2014 performance will be assessed against how they deliver against the measures described below and their individual performance goals.

        Furthermore, any 2014 Management Incentive Plan payments are subject to the Board of Directors reviewing and approving a 2015 Business Plan for PHH which evidences that the company possesses adequate liquidity to meet its operational needs for the coming year.

        The financial performance elements are consistent with the definitions in our 2013 MIP plan and are intended to provide incentive opportunities ranging from 0% to 150%. The performance elements within our 2014 MIP are shown below

  2014 Long-Term Incentive Awards

        As described earlier, the November 2013 LTIP grants were made in substitution of March 2014 LTIP grants and were granted to retain key talent. The November 2013 LTIP grants were granted not only as a reflection of each executive's performance through that point of the year, but also in view of emerging retention needs based on the business environment. We targeted these awards to enable the executive's compensation to approximate the 75th percentile of the peer group market based on the need to increase retention.

  Compensation of Our Chief Executive Officer

        Mr. Messina completed his first full year as CEO on January 3, 2013. This first year included a dramatic strengthening of the business across every major component (financial, strategic, operational and cultural) and the development of a strong senior leadership team. His performance resulted in an exceeds rating, which when coupled with an assessment of his compensation opportunities relative to that of our proxy peer group led the HC&CC to recommend to the Board of Directors an increase to Mr. Messina's 2013 total direct compensation opportunity by adjusting each element of his compensation (base salary; 2013 MIP target and 2013 LTIP target) by 10%. In particular, market data presented by PwC, the compensation consultant to the HC&CC at the time, showed Mr. Messina's total direct compensation as 20% percent below the market 50th percentile of pay vs. the Proxy peer group CEOs.

        Upon the conclusion of the 2013 performance year, the HC&CC reviewed Mr. Messina's performance and again determined that his performance resulted in an exceeds rating. This rating took into account a complete assessment of the performance of the company as well as the quick and decisive actions he implemented to navigate through a dramatic change in the business environment while continuing to make traction in the 4 key strategies for the business.

        The Committee accordingly, in making a MIP determination for performance year 2013, allocated to Mr. Messina the full funding allowed under the 2013 MIP based on the financial performance.

        The November 2013 LTIP grants provided to Mr. Messina, as described earlier, were in substitution of the March 2014 LTIP grants and representative not only of Mr. Messina's strong performance, but also designed to include a premium to his March 2013 LTIP awards to bolster retention value.

        The chart below summarizes the year over year impact on Mr. Messina's compensation including the impact of November 2013 LTIP grants.

Total Direct Compensation Comparsion between 2012 and 2013 for Mr. Messina

	2012	2013	% Change	Comments
Salary as of Dec 31st	$800,000	$880,000	10%	Salary increase effective 3/29/13.
MIP Target	$1,200,000	$1,320,000	10%	MIP Target adjusted on 3/29/13. Performance Year 2013 MIP is 75% of target-based on Financials for PHH.
MIP Paid	$1,391,400	$990,000	-29%
MIP as % of Target:	116.0%	75%	-35%
Discretionary Bonus	$208,600	$0	-100%	$208,600 is the amount approved by Board of Directors on 2/25/13 in addition to Mr. Messina's MIP funding amount of 116% for 2012 Performance.
MIP & Discretionary as % of Target	133.3%	75.0%	-44%

Total Cash	$2,400,000	$1,870,000	-22%

	2012	2013	% Change	Comments
Annual LTIP Tranche Grant
Target Fair Market Value:	$2,185,702	$1,647,993	-25%	2012 LTIP award granted on 9/27/12; 2013 LTIP award granted on 3/29/13
# of PRSUs granted	73,891	50,091
# of NQSOs granted	145,772	97,604

Total Direct Compensation:	$4,585,702	$3,517,993	-23%

"Off-cycle" LTIPs Granted:	2012	2013	% Change	Comments
Promotional LTIP Target Fair Market Value	$3,831,992	—		Granted on 2/19/12, associated with becoming CEO.
# of PRSU's granted	203,937	—
# of NQSOs granted	400,000	—
Nov 2013 LTIP Tranche Target Fair Market Value:	—	$2,387,969		LTIP award granted on 11/27/13, in substitution of grants from Q1 2014.
# of PRSU's granted	—	53,602		50% TSR vs. KBW Bank Index, 50% CAGR on Tangible Book Value per Diluted Share.
# of RSUs granted	—	53,602		40% vest 18 months from grant, 60% vest 36 months from grant months.

Total Off-Cycle Grants:	$3,831,992	$2,387,969	-38%
All in Direct Compensation:	$8,417,694	$5,905,962	-30%

  Retirement Benefits

        Messrs. Bradfield, Brown and Kilroy participate in the PHH Corporation Pension Plan, which is a defined benefit pension plan that was available to all of our employees prior to 2005 and is intended to be tax-qualified. The benefits payable under the PHH Corporation Pension Plan have been frozen for Messrs. Bradfield, Brown and Kilroy as well as the other plan participants. See "Pension Benefits" below for more information regarding benefits available to Messrs. Bradfield, Brown and Kilroy under this plan. In addition, all of our Named Executive Officers are eligible to participate in the PHH Corporation Employee Savings Plan (the "PHH Savings Plan") on the same basis as other employees during the term of their employment. The PHH Savings Plan is a tax-qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions based on a portion of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. The matching contribution percentage under the PHH Savings Plan is 4% of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. See "All Other Compensation" in Footnote 6 under "—Summary Compensation Table" for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

  Perquisites and Other Compensation

        We currently provide only two perquisites to our Named Executive Officers. This includes use of company vehicles and financial planning services. However, financial planning services are not provided to newly hired executives. We do not provide tax reimbursements on the foregoing perquisites. Given that we are in the fleet management business, the provision of vehicles to our Named Executive Officers is considered an appropriate perquisite. The Committee reviews the appropriateness of perquisites each year, and will do so again in 2014. Each of our Named Executive Officers also is entitled to participate in various employee benefit plans available generally to all employees on a non-discriminatory basis.

  Change in Control and Other Severance Arrangements

        In 2012, we modified our executive severance program to provide consistency with market practice and to protect shareholders through the use of restrictive covenants. The executive severance program now has the following elements:

  •
  In the event of a termination without cause, a participant in the Tier I Severance Plan is entitled to receive severance benefits as described below, provided a general release agreement is executed.

  •
  Certain members of the executive leadership team, including Named Executive Officers and certain Management Operating Committee members, as well as other key employees, are eligible to participate in the Tier I Severance Plan, depending upon whether they were required to execute restrictive covenants that included non-competition provisions as a condition of participating in the long term incentive program.

  •
  Severance benefits under the Tier I Severance Plan include bi-weekly salary continuation for either one or two years which runs concurrent with the duration of the non-compete and non-solicitation provisions contained in the restrictive covenant agreements executed as a condition of participation in the long term incentive program; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and a payment equal to the cost of COBRA coverage during the duration of the restrictive covenants.

        We also maintain a general severance program for our employees, including senior level executives that are not participants in the Tier I Severance Plan, that provides for salary continuation for a period of time following an involuntary separation from employment for certain reasons. The amount of severance for which an employee may be eligible is based on tenure and the employee's position and is conditioned upon execution of a general release agreement. No employee under the general severance program may receive more than one year of severance, regardless of tenure or position.

        Under the 2005 Equity and Incentive Plan, unvested equity-based awards generally will become fully and immediately vested and, in the case of stock options, exercisable, upon the occurrence of a change in control transaction (as defined in the 2005 Equity and Incentive Plan, unless otherwise provided in an award). See below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

  Deductibility of Executive Compensation

        In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our executive officers in excess of $1 million in any year may be restricted. The Committee believes that it is in the best interests of our stockholders to provide tax-deductible compensation when consistent with meeting our key strategic and operational goals and objectives and paying for performance. Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Committee may approve compensation to executive officers that may exceed the limits of deductibility imposed by Section 162(m). The 2012 and 2013 Management Incentive Plans were specifically designed, approved and implemented for favorable tax treatment under Section 162(m) at the time they were granted. The Committee retains the ability to exercise its judgment to make awards that it believes are in the best interests of shareholders, even if those awards do not result in favorable tax treatment, as it did for certain awards in the 2012 MIP where the Committee exercised that judgment to reward outstanding performance by certain Named Executive Officers as described in the Summary Compensation Table of last year's Proxy Statement.

Compensation Risk Assessment

        Our management, with the assistance of the Human Capital and Compensation Committee's compensation consultant, conducted a risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on us. The risk assessment determined that our compensation programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us. While risk-taking is a necessary part of profitable growth, the Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us, as follows:

  •
  Limits on MIP awards.  MIP awards are capped at 150% of an executive's target award to protect against disproportionately large short-term incentives, and the Human Capital and Compensation Committee has discretion in determining reductions in the size of MIP awards based on those factors it deems appropriate, including whether an executive has caused us to incur unnecessary or excessive risk. (Performance below the Threshold performance level does not result in payouts.) The MIP also has "gates" related to cash flow and other key business needs to ensure that payouts are not made unless we provide sustainable performance. Further, senior executive officers have specific risk components embedded in their individual performance criteria.

  •
  Use of Long-Term Incentive Compensation.  Equity-based long-term incentive compensation that vests over a period of years, including awards with performance objectives, is a component of senior executive compensation. This vesting period encourages our executives to focus on sustaining our long-term performance. All equity grants have multi-year cliff vesting (with the exception of matching RSU grants made to certain executive officers hired during 2013 to encourage purchase of shares on the open market), to ensure a focus on sustainable performance.

  •
  Multi-Level Review and Oversight.  We have multi-level review and oversight of our business operations and compensation processes in order to mitigate the possibility of employees receiving rewards for engaging in short-term, unsustainable performance decisions.

        We have other compensation risk governance practices in place as well. Our Chief Risk Officer is responsible for understanding the risks posed by our operations and processes, including our compensation programs. The Chief Risk Officer's and Chief Ethics and Compliance Officer's input also are expressly solicited by the Human Capital and Compensation Committee in the design phase when changes to our compensation programs are being considered. They provide analyses of the fraud and other risks and mitigating factors to the Human Capital and Compensation Committee in connection with all compensation program changes. The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance and Risk Management Committee, as appropriate, around compensation and risk. The Finance and Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its Charter.

        In sum, our compensation programs are structured so that a considerable amount of the compensation of our executives is tied to our long-term health as a company, which encourages risk oversight. We believe our compensation programs avoid the type of disproportionately large short-term incentives that could encourage executives and other employees to take risks that may not be in our long-term interests, include risk management in the individual objectives of executives and other key employees to align them with incentive payouts, and provide incentives to manage for long-term performance. The Human Capital and Compensation Committee believes this combination of factors encourages our executives and other employees to manage our businesses in a prudent manner.

 Compensation Committee Interlocks and Insider Participation

        The Human Capital and Compensation Committee consists entirely of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, "non-employee directors" under SEC Rule 16b-3, and "independent" directors as affirmatively determined by the Board pursuant to the NYSE Listing Standards and our categorical Independence Standards. The current members of the Human Capital and Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth above under "Compensation Committee Report." Messrs. Egan and Wetzel were appointed to the Human Capital and Compensation Committee on June 12, 2013. None of the individuals that served on the Human Capital and Compensation Committee during 2013 and none of the current members of the Human Capital and Compensation Committee are former officers or employees of the Company.

SUMMARY COMPENSATION TABLE

        The information below sets forth the compensation awarded to, earned by or paid to our "Named Executive Officers" as defined in Item 402 of Regulation S-K (collectively referred to as our "Named Executive Officers"). The form and amount of the compensation awarded to, earned by or paid to our Named Executive Officers for the year ended December 31, 2013, was determined by the Human Capital and Compensation Committee of our Board. The amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity-based compensation awards made during a given year in accordance with SEC rules, as opposed to the amount of equity-based compensation expense recognized by us during such year or the amount of value actually realized from equity-based compensation awards during such year by the particular Named Executive Officer. Accordingly, the amounts in the "Total" column do not necessarily reflect either the compensation expense recognized by us for a given year or the value actually realized from equity-based compensation awards by our Named Executive Officers for a given year, either of which may be substantially greater or less than the amounts included in the "Total" column below. See the "Option Exercises and Stock Vested During 2013" table below for information concerning the amount of value actually realized during 2013 by our Named Executive Officers from equity-based compensation awards.

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(6)	Total ($)
Glen A. Messina(7)	2013	857,231	—	2,935,965		1,099,997		990,000	—	17,075	5,900,268
President and Chief Executive	2012	795,769	208,600	1,617,700		4,399,994		1,391,400	—	17,287	8,430,750
Officer	2011	304,231	300,000	892,824		2,148,346		406,151	—	17,287	4,068,839
Robert B. Crowl(7)	2013	446,500	—	1,039,063		302,239		348,750	—	15,600	2,152,152
Executive Vice President and	2012	256,923	—	219,168		459,996		308,141	—	15,250	1,259,478
Chief Financial Officer	2011	—	—	—		—		—	—	—	—
David E. Tucker(7)	2013	580,031	—	1,471,660		470,399		551,250	—	32,135	3,105,474
Executive Vice President,	2012	323,077	531,853	822,375		1,697,990		141,497	—	50,000	3,566,792
Mortgage	2011	—	—	—		—		—	—	—	—
Richard J. Bradfield(7)	2013	340,731	—	834,648		267,369		194,063	2,376	33,038	1,667,473
Senior Vice President and	2012	304,557	55,067	116,909		255,748		260,888	2,956	32,885	1,029,010
Treasurer	2011	—	—	—		—		—	—	—	—
William F. Brown(7)	2013	360,360	—	809,757		180,173		202,703	13,802	32,703	1,571,894
Senior Vice President, General	2012	354,420	13,580	82,360		180,178		271,595	27,744	31,405	961,282
Counsel and Secretary	2011	337,006	—	110,344		121,545		189,753	39,827	46,714	845,189
George J. Kilroy(8)	2013	486,450	—	182,764		366,884		289,472	32,781	28,078	1,320,866
Former Executive Vice	2012	477,134	19,873	164,423		359,687		562,960	68,141	28,546	1,680,764
President, Fleet	2011	461,942	—	217,371	(9)	239,440	(9)	294,162	85,219	24,395	1,322,529

(1)
The figures shown in this column represent discretionary bonus amounts awarded to certain Named Executive Officers

(2)
The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers, in the form of common stock or RSUs. See Note 19 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2013 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(3)
The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers in the form of stock options. See Note 19 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2013 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(4)
The amounts in this column for 2013 represent awards under the PHH Corporation Management Incentive Plan. See "—Compensation Discussion and Analysis—2013 Executive Compensation Program Design—Variable Annual Cash Compensation Programs" for more information.

(5)
The 2013 amounts in this column reflect the change in the actuarial present value of the accumulated benefit under the PHH Corporation Pension Plan. The PHH Corporation Pension Plan has been frozen and the final average compensation and years of service is based on the years of service and compensation earned prior to October 31, 2004. See "Pension Benefits" for additional information regarding the benefits accrued for Mr. Bradfield, Mr. Brown and Mr. Kilroy see Note 13, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2013 Annual Report for more information regarding the calculation of our pension costs.

(6)
Amounts included in this column for 2013 are set forth in the supplemental "All Other Compensation" table below.

(7)
The HC&CC granted Mr. Messina, Mr. Crowl, Mr. Tucker, Mr. Bradfield and Mr. Brown Long-Term Incentive Awards in November 2013 as opposed to March 2014. As described earlier, these awards were granted in view of a combination of 2013 performance and emerging retention needs based on the business environment and to provide additional retention features beyond those in the March 2013 LTIP grants.

(8)
Mr. Kilroy resigned as an Executive Officer of the Company on December 20, 2013 and terminated employment on January 10, 2014.

(9)
Includes awards of stock options and 2011 PRSUs that were forfeited by Mr. Kilroy on December 29, 2011 because he did not execute a restrictive covenant prior to the December 29, 2011 which was a condition of the award.

All Other Compensation

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above.

Name	401(k) Matching Contributions(a)	Financial Planning Services(b)	Company Car and Fuel(c)	Tax Gross-Up(d)	Other		Total
Glen A. Messina	$0	$0	$17,075	$0	$0		$17,075
Robert B. Crowl	$0	$850	$14,750	$0	$0		$15,600
David E. Tucker	$9,951	$0	$0	$0	$22,184	(e)	$32,135
Richard J. Bradfield.	$10,065	$11,725	$11,249	$0	$0		$33,038
William F. Brown	$10,016	$8,790	$13,897	$0	$0		$32,703
George J. Kilroy	$10,200	$0	$17,878	$0	$0		$28,078

(a)
Reflects matching contributions made under the PHH Corporation Employee Savings Plan. Following the completion of one year of service, matching contributions are available to all of our employees. The Company will match employee contributions dollar-for-dollar up to the first 4% of eligible compensation.

(b)
Reflects the value of financial planning services utilized by certain of our Named Executive Officers.

(c)
Reflects the aggregate lease value of company cars.

(d)
On April 21, 2011 the Company eliminated tax gross-ups for financial planning and vehicle car costs.

(e)
Reflects relocation related compensation of $22,183.98.

GRANTS OF PLAN BASED AWARDS DURING 2013

		Estimated Future Payouts Under Non-Equity Incentive Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					All other Option Awards: Number of securities underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
									All other Stock Awards: Number of Shares or Stock Units(3)
Name	Grant Date	Threshhold ($)	Target ($)	Maximum ($)	Threshhold (#)	Target (#)		Maximum (#)
Glen A. Messina	3/29/13	917,400	1,320,000	1,980,000	—	—		—	—	—	—	—
	3/29/13	—	—	—	16,530	50,091	(4)	50,091	—	—	—	547,996
	3/29/13	—	—	—	—	—		—	—	97,604	21.96	1,099,997
	11/27/13	—	—	—	13,400	53,602		80,403	—	—	—	1,104,737
	11/27/13	—	—	—	—	—		—	53,602	—	—	1,283,232
Robert B. Crowl	3/29/13	323,175	465,000	697,500	—	—		—	—	—	—	—
	3/29/13	—	—	—	4,541	13,763		13,763	—	—	—	150,567
	3/29/13	—	—	—	—	—		—	—	26,818	21.96	302,239
	11/21/13	—	—	—	5,092	20,369		30,553	—	—	—	413,491
	11/21/13	—	—	—	—	—		—	20,369	—	—	475,005
David E. Tucker	3/29/13	499,800	735,000	1,102,500	—	—		—	—	—	—	—
	3/29/13	—	—	—	7,068	21,420		21,420	—	—	—	234,335
	3/29/13	—	—	—	—	—		—	—	41,739	21.96	470,399
	11/21/13	—	—	—	7,091	28,366		42,549	—	—	—	575,830
	11/21/13	—	—	—	—	—		—	28,366			661,495
Richard J. Bradfield	3/29/13	179,831	258,750	388,125	—	—		—	—	—	—	—
	3/29/13	—	—	—	4,017	12,175		12,175	—	—	—	133,195
	3/29/13	—	—	—	—	—		—	—	23,724	21.96	267,369
	11/21/13	—	—	—	4,020	16,081		24,121	—	—	—	326,444
	11/21/13	—	—	—	—	—		—	16,081			375,009
William F. Brown	3/29/13	187,838	270,270	405,405	—	—		—	—	—	—	—
	3/29/13	—	—	—	2,707	8,204		8,204	—	—	—	89,752
	3/29/13	—	—	—	—	—		—	—	15,987	21.96	180,173
	11/21/13	—	—	—	—	—		—	30,875	—	—	720,005
George J. Kilroy	3/29/13	387,675	489,180	733,770	—	—		—	—	—	—	—
	3/29/13	—	—	—	5,512	16,706		16,706	—	—	—	182,764
	3/29/13	—	—	—	—	—		—	—	32,554	21.96	366,884

(1)
Represents awards under the PHH Corporation Management Incentive Plan ("MIP").

(2)
Represents awards of performance-based restricted stock units in March 2013 ("March 2013 PRSUs") and November 2013 ("November 2013 PRSUs") granted under the 2005 Equity and Incentive Plan which are subject to continued employment and certain other conditions.

Recipients of the March 2013 PRSUs that were granted on March 29, 2013, which contain a three year target measurement period (TMP) from the date of original grant, will receive shares, if any, of PHH common stock based on the average closing Fair Market Value of PHH common stock during the final 90 day calendar day period of TMP. The final amount of earned shares, if any, will be settled between the end of the TMP period and March 28, 2016. More specifically, if the average closing Fair Market Value of PHH common stock fails to achieve a $25.00 closing average in the final 90 days of TMP, 0% of the PRSUs granted will be settled and the entire PRSU grant from three years earlier will be forfeited. If the average closing fair market value of PHH common stock is $25.00 or greater but less than $30.00 in the final 90 day period prior to the end of the TMP 33% of the PRSUs granted will be settled with the balance of the PRSUs granted three years earlier being forfeited. If the average closing fair market value of PHH common stock is $30.00 or greater in the final 90 day period prior to the end of the TMP, 100% of the PRSUs granted will be settled.

Recipients of the PRSUs granted on November 21, 2013 and November 27, 2013 are eligible for payment based on two equally weighted performance measures which are independent of each other for purposes of determining how many of the target number of PRSUs granted to the NEO are eligible for payment, but which when taken together determine the final number of target number of shares granted to the NEO would be eligible for payment.

The first measure is the Company's performance on Total Shareholder Return (TSR) relative to the KBW Bank Index over the measurement period (TMP) spanning November 11, 2013 through November 10, 2016. In particular, if at the end of TMP the Company performance ranks in the 67th percentile or higher, 75% of the total target number of PRSUs granted will be eligible for payment. If the Company performance is at 55th percentile, 50% of the target number of PRSUs granted will be eligible for payment. If the Company performance is at the 33rd percentile, 25% of the target number of the target number of PRSUs granted will be eligible for payment. If the Company performance is below the 33rd percentile, 0% of the target number of the target number of PRSUs granted will be eligible for payment. The component companies in the KBW Bank Index will be the component companies in the index for the entire TSR TMP. If the Company's's TSR Performance falls in between the aforementioned levels that warrant a payment, the payment % will be determined based on straight-line interpolation.

However, if the Company's TSR is negative during TMP, 0% of the target number of PRSUs granted will be eligible for vesting regardless of the Company's percentile ranking vs. the KBW Bank Index. Component companies in the KBW Bank Index on the first day of the TSR TMP that declare bankruptcy during the TSR TMP shall be included in the list of TSR performance of the component companies as a negative one hundred percent (-100%). TSR = Price Appreciation + Dividend Yield. Price appreciation is determined by taking the change in price over the TSR TMP and dividing it by the closing price on the first day of the TSR TMP. The change in price is determined by taking the closing price on the last day of the TSR TMP and subtracting from it the closing price on the first day of the TSR TMP. The dividend yield is determined by taking the sum of all dividends paid during the

  TSR TMP (for the KBW Bank Index as a whole, this shall be the sum of the actual dividends paid by each component of the index multiplied by the weight of the index component), and dividing this by the closing price on the first day of the TSR TMP. For both the price appreciation and dividend yield, the closing price as of the first and last days of the measurement period will be calculated by using a 20-trading day trailing average price (i.e. averaging the closing price for the 20 trading days up to and including the beginning date or closing date, as applicable).

The second measure is the Company's performance on fully diluted Tangible Book Value Per Share (TBVPS) on a Compounded Annual Growth Rate (CAGR) basis over the measurement period (TMP) spanning October 1, 2013 through September 30, 2016. In particular, if at the end of TMP the Company's's CAGR on TBVPS is 7.0% or higher, 75% of the total target number of PRSUs granted will be eligible for payment. If the Company's CAGR on TBVPS is at 5.0%, 50% of the total target number of PRSUs granted will be eligible for payment. If the Company's CAGR on TBVPS is at 3.0%, 25% of the total target number of PRSUs granted will be eligible for payment. 0% of the total target number of PRSUs granted would be eligible for payment if the Company's CAGR on TBVPS is below 3.0%. If the Company's CAGR on TBVPS falls in between the aforementioned levels which warrant a payment, the payment % will be determined based on straight-line interpolation.

The CAGR calculation is: [Book Value @ last day of CAGR TMP + Dividends paid over TMP] ^ [1/3] - 1 which is then divided by [Book Value @ first day of CAGR TMP]

The fully diluted tangible book value per share is determined by first calculating the average tangible book value. The average tangible book value represents the average of the tangible book values for each of the three months up to and including the month end date as of the beginning and ending date of TMP. The tangible book value is calculated by reducing the Company's stockholders equity by the balance of goodwill and intangible assets. Fully diluted tangible book value per share is calculated by dividing the average tangible book value as of the applicable date by the weighted average number of fully diluted shares for the quarter ending as of the beginning and ending dates of TMP. "Dividends paid" means the total dollar value of dividends paid on all classes of the Company stock over the term of the TMP.

The Committee may exercise negative discretion to reduce the amount payable under each of the above awards prior to the earlier of payment of the award or a change in control. Such discretion may be exercised based on the Committee's subjective determination (or the Committee's determination based upon a recommendation of the Company's management) of the extent to which the recipient has achieved such individual goals for the TMP, if any, as the Committee may establish or based on any other factors the Committee deems necessary or appropriate in its sole and absolute discretion.

(3)
Represents awards of Restricted Stock units granted in November 2013 under the 2005 Equity and Incentive Plan ("November 2013 RSUs") which are subject to continued employment and certain other conditions that will vest 40% 18 months from the date of grant with the remaining 60% vesting 36 months from the date of grant.

(4)
Represents Non Qualified stock options granted under the 2005 Equity and Incentive plan which subject to continued employment and other plan provisions are scheduled to cliff vest three years from date of grant and which were granted with an exercise price of $21.96.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

        The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2013:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Glen A. Messina	123,334		61,666	(2)	—	18.53	07/28/2021	—		—	—		—
	64,532	(3)	—		—	20.00	11/14/2021	—		—	—		—
	—		400,000	(4)	—	14.22	02/19/2022	—		—	—		—
	—		145,772	(5)	—	20.30	09/27/2022	—		—	—		—
	—		97,604	(6)	—	21.96	03/29/2023	—		—	—		—
	—		—		—	—	—	5,666	(7)	137,967	—		—
	—		—		—	—	—	53,602	(12)	1,305,209	—		—
	—		—		—	—	—	—		—	67,979	(8)	1,655,289
	—		—		—	—	—	—		—	24,384	(9)	593,750
	—		—		—	—	—	—		—	16,530	(10)	402,506
	—		—		—	—	—	—		—	13,400	(11)	326,290
Robert B. Crowl	—		24,213	(14)	—	16.34	06/06/2022	—		—	—		—
	—		25,267	(5)	—	20.30	09/27/2022	—		—	—		—
	—		26,818	(6)	—	21.96	03/29/2023	—		—	—		—
	—		—		—	—	—	20,369	(15)	495,985	—		—
	—		—		—	—	—	—		—	4,079	(16)	99,324
	—		—		—	—	—	—		—	4,226	(9)	102,903
	—		—		—	—	—	—		—	4,541	(10)	110,573
	—		—		—	—	—	—		—	5,092	(13)	123,990
David E. Tucker	—		151,331	(17)	—	16.34	06/06/2022	—		—	—		—
	—		43,537	(5)	—	20.30	09/27/2022	—		—	—		—
	—		41,739	(6)	—	21.96	03/29/2023	—		—	—		—
	—		—		—	—	—	28,366	(15)	690,712	—		—
	—		—		—	—	—	—		—	25,499	(18)	620,901
	—		—		—	—	—	—		—	7,282	(9)	177,317
	—		—		—	—	—	—		—	7,068	(10)	172,106
	—		—		—	—	—	—		—	7,091	(13)	172,666
Richard J. Bradfield	9,846	(19)	—		—	20.78	03/03/2015	—		—	—		—
	6,817	(20)	—		—	16.55	03/25/2019	—		—	—		—
	—		24,854	(5)	—	20.30	09/27/2022	—		—	—		—
	—		23,724	(6)	—	21.96	03/29/2023	—		—	—		—
	—		—		—	—	—	16,081	(15)	391,572	—		—
	—		—		—	—	—	—		—	4,157	(9)	101,223
	—		—		—	—	—	—		—	4,017	(10)	97,814
	—		—		—	—	—	—		—	4,020	(13)	97,887
William F. Brown	16,410	(19)	—		—	20.78	03/03/2015	—		—	—		—
	19,320	(20)	—		—	16.55	03/25/2019	—		—	—		—
	17,216	(3)	—		—	20.00	11/14/2021	—		—	—		—
	—		17,510	(5)	—	20.30	09/27/2022	—		—	—		—
	—		15,987	(6)	—	21.96	03/29/2023	—		—	—		—
	—		—		—	—	—	30,875	(15)	751,806	—		—
	—		—		—	—	—	—		—	2,958	(9)	72,035
	—		—		—	—	—	—		—	2,707	(10)	65,915

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
George J. Kilroy	23,247	(19)	—		—	20.78	03/03/2015	—	—	—		—
	13,874	(21)	—		—	24.99	06/28/2015	—	—	—		—
	—		34,955	(5)	—	20.30	09/27/2022	—	—	—		—
	—		32,554	(6)	—	21.96	03/29/2023	—	—	—		—
	—		—		—	—	—	—	—	5,846	(9)	142,350
	—		—		—	—	—	—	—	5,512	(10)	134,217

(1)
Calculated using the closing price of PHH common stock on 12/31/13 ($24.35 per share)

(2)
Represents an award of stock options granted on July 28, 2011 under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions. 61,667 stock options vested and became exercisable on July 28, 2012, 61,667 stock options vested and became exercisable on July 28, 2013, and 61,666 stock options vest and become exercisable on July 28, 2014; in each case, subject to Mr. Messina's continued employment.

(3)
Represents stock options which were granted on November 14, 2011, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions and which vested on December 31, 2013.

(4)
Represents Non Qualified stock option award granted to Mr. Messina on 2/19/12, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions and were part of his promotional compensation package associated with becoming CEO and which are scheduled to vest on 2/19/2015.

(5)
Represents Non Qualified stock options granted on 9/27/2012, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions and which are scheduled to vest on 9/27/2015.

(6)
Represents Non Qualified stock options granted on 3/29/2013, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions and which are scheduled to vest on 3/29/2016.

(7)
Represents an award of RSUs granted on July 28, 2011 under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions. 5,667 RSUs vested July 28, 2012, 5,667 RSUs vested on July 28, 2013, and 5,666 RSUs vest July 28, 2014. Each RSU represents the right to receive one share of our common stock upon vesting.

(8)
Represents performance RSUs granted to Mr. Messina on February 19, 2012 pursuant to his promotional compensation package associated with becoming CEO. The award, granted under the 2005 Equity and Incentive Plan which is subject to continued employment and other plan provisions will vest on February 19, 2015. The final number of units that Mr. Messina will receive upon vesting on that date depends on the Company's average stock price in the 90 day period leading up to and including February 19, 2015. If the average stock price is below $25, 0% of the shares will vest. If the average stock price is $25 or higher but below $30, 33 and 1/3rd % of the shares will vest. If the share price is $30 or higher, 100% of the shares will vest.

(9)
Represents Performance Restricted Stock Units (PRSUs) granted on September 27, 2012, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions and which will settle on September 26, 2015. The period between September 27, 2012 and September 26, 2015 is known as the measurement period (TMP). The shares will settle at 33% of the original grant if the average closing fair market value of PHH common stock in the final 90 calendar days of TMP is at least $25.00 but below $30.00. If the average closing fair market value of PHH stock is $30.00 or higher in the final 90 day calendar days of TMP, 100% of the PRSUs granted will settle. Zero percent of the shares will settle if the average closing fair market value of PHH common stock in the final 90 days of TMP is below $25.00.

(10)
Represents Performance Restricted Stock Units (PRSUs) granted on March 29, 2013 under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions will settle on March 29, 2016. The period between March 29, 2013 and March 29, 2016 is known as the measurement period (TMP). The shares will settle at 33% of the original grant if the average closing fair market value of PHH common stock in the final 90 calendar days of TMP is at least $25.00 but below $30.00. If the average closing fair market value of PHH stock is $30.00 or higher in the final 90 day calendar days of TMP, 100% of the PRSUs granted will settle. Zero percent of the shares will settle if the average closing fair market value of PHH common stock in the final 90 days of TMP is below $25.00.

(11)
Represents Performance Restricted Stock Units (PRSUs) granted on November 27, 2013, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions whose performance characteristics are described in detail in the second footnote in the preceding table "Grants of Plan Based Awards During 2013".

(12)
Represents awards of Restricted Stock units granted on November 27, 2013 ("November 2013 RSUs") under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions that vest 40% 18 months from the date of grant and 60% 36 months from the date of grant.

(13)
Represents Performance Restricted Stock Units (PRSUs) granted on November 21, 2013, under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions whose performance characteristics are described in detail in the second footnote in the preceding table "Grants of Plan Based Awards During 2013".

(14)
Represents Non Qualified stock option award granted to Mr. Crowl on June 6, 2012, granted under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions are scheduled to vest on June 6, 2015.

(15)
Represents awards of Restricted Stock units granted on November 21, 2013 ("November 2013 RSUs") under the 2005 Equity and Incentive Plan which are subject to continued employment and certain other plan provisions that will vest 40% 18 months from the date of grant with the remaining 60% vesting 36 months from the date of grant.

(16)
Represents an award of RSUs granted on June 6, 2012, pursuant to terms in Mr. Crowl's employment offer letter and under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions. The final number of RSUs that Mr. Crowl will vest in on that date will depend on the Company's average stock price in the 90 day period leading up to and including June 6, 2015. If the average stock price is below $25, none of the shares will vest. If the average stock price is $25 or higher but below $30 only 1/3rd of the shares will vest. If the share price is $30 or higher 100% of the shares will vest. Any shares not vesting will be forfeited.

(17)
Represents Non Qualified stock option award granted to Mr. Tucker on June 6, 2012 under the 2005 Equity and Incentive Plan which are subject to continued employment and certain other plan provisions and pursuant to his employment offer letter. The stock options vest on June 6 2015.

(18)
Represents an award of RSUs granted on June 6, 2012, pursuant to terms in Mr. Tucker's employment offer letter and under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions. The final number of RSUs that Mr. Tucker will vest in on that date will depend on The Company's average stock price in the 90 day period leading up to and including June 6, 2015. If the average stock price is below $25, none of the shares will vest. If the average stock price is $25 or higher but below $30 only 1/3rd of the shares will vest. If the share price is $30 or higher 100% of the shares will vest. Any shares not vesting will be forfeited.

(19)
Represents Non Qualified stock option awards granted on March 3, 2005. Stock options became fully vested on March 3, 2009. These stock options are fully exercisable as of December 31, 2013.

(20)
Represents Non Qualified stock option awards granted on March 25, 2009 which provided for vesting of 1/3rd of the original amount on each anniversary of the grant date. Stock options became fully vested on March 25, 2012. These stock option awards are fully exercisable as of December 31, 2013.

(21)
Represents Non Qualified stock option awards granted on June 28, 2005 which provided for vesting of 1/4th of the original amount on the 1st, 4th, 5th and 6th anniversary of the grant date. Stock options became fully vested on June 28, 2011. These stock option awards are fully exercisable as of December 31, 2013.

OPTION EXERCISES AND STOCK VESTED DURING 2013

        The following table sets forth information for our Named Executive Officers regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2013:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Glen A. Messina	—		—	5,667	(1)	128,471
Robert B. Crowl	—		—	1,900	(2)	38,171
David E. Tucker.	—		—	10,000	(3)	214,000
Richard J. Bradfield.	—		—	6,775	(4)	157,790
William F. Brown	—		—	4,355	(4)	101,428
George J. Kilroy	34,662	(5)	206,845	—		—

(1)
These shares were part of the RSU award granted to Mr. Messina on July 28, 2011 under the 2005 Equity and Incentive Plan which are subject to continued employment and other plan provisions. 5,667 RSUs vested July 28, 2012, 5,667 RSUs vested on July 28, 2013, and 5,666 RSUs vest July 28, 2014. Each RSU represents the right to receive one share of our common stock upon vesting.

(2)
These shares were the RSUs granted on June 6, 2012 pursuant to Mr. Crowl's employment offer letter which provided for a matching grant of RSUs for each share of our common stock purchased by Mr. Crowl during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs vested on June 6, 2013.

(3)
These shares were the RSUs granted on September 7, 2012 pursuant to Mr. Tucker's employment offer letter which provided for a matching grant of RSUs for each share of our common stock purchased by Mr. Tucker during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs vested on September 7, 2013.

(4)
These shares were the remaining portion of performance RSUs that were granted to Mr. Bradfield and Mr. Brown on January 10, 2008. The grants provided for accelerated vesting over each of the first three years based on business performance. To the extent the performance goals were not achieved in each of the three years, the remaining RSUs would vest 50% on January 10, 2012 and 50% on January 10, 2013.

(5)
These shares represent the exercise of the Non-Qualified Stock Options granted to Mr. Kilroy on March 25, 2009 at an exercise price of $16.55. Mr. Kilroy exercised 3,062 options on August 8, 2013 and 31,600 Options on August 9, 2013.

PENSION BENEFITS

        The following table sets forth information relating to the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off in 2005. The PHH Corporation Pension Plan has been frozen for all participants, and no further benefits are accruing under such plans. The only three Named Executive Officers eligible for pension benefits under the PHH Corporation Pension Plan are Messrs. Bradfield, Brown and Kilroy. The PHH Corporation Pension Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the spin-off under the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.). Certain of our current and former employees, including Messrs. Messina, Crowl and Tucker, were not participants in the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.) and are not participants in the PHH Corporation Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Richard J. Bradfield	PHH Corporation Pension Plan	8.0	14,285	—
William F. Brown	PHH Corporation Pension Plan	14.9	212,466	—
George J. Kilroy	PHH Corporation Pension Plan	28.1	1,073,141	—

(1)
The number of years of credited service shown in this column is calculated based on the actual years of service through October 31, 2004.

(2)
The valuation included in this column have been calculated as of December 31, 2013 assuming the Named Executive Officer will retire at the normal retirement age of 65 and using the interest rate and other assumptions as described in Note 13, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2013 Annual Report.

NON-QUALIFIED DEFERRED COMPENSATION

        We no longer maintain a non-qualified deferred compensation plan. The PHH Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") was established in 1994 for specified executive officers at that time and was frozen to further participation in 1997. On December 16, 2010, the Board, upon the recommendation of the Human Capital and Compensation Committee, terminated the Deferred Compensation Plan. None of the Named Executive Officers were participants in the Deferred Compensation Plan and none of the Named Executive Officers received earnings or distributions under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

        The following table sets forth the estimated payments and benefits payable to the Named Executive Officers that were employed by us on December 31, 2013, pursuant to the terms of any contract, agreement, plan or arrangement that existed as of December 31, 2013, and that provided for payments and benefits following, or in connection with, a termination of the Named Executive Officer's employment, including by voluntary termination with or without good reason, involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or a change in control with or without a termination of the Named Executive Officer's employment. For purposes of calculating the amounts in the table below, we have assumed that the termination or change in control event took place on December 31, 2013, as required by SEC rules. For purposes of calculating the value on December 31, 2013, of any equity-based awards in accordance with the SEC rules, we used the closing price of our common stock on December 31, 2013, or $24.35 per share. See the discussion that follows the table for additional information regarding these estimated payments and benefits.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Name and Description of Potential Payments	Voluntary Termination without Good Reason	Involuntary Termination Not for Cause	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination Not for Cause(1)	Death	Disability	Retirement
Glen A. Messina
Severance (base salary)	—	$1,760,000	—	—	$1,760,000	—	—	—
Severance (MIP)	—	—	—	$1,320,000	$1,320,000	—	—	—
Acceleration of Stock Awards	—	$1,631,511	—	$5,103,833	$6,409,042	$6,409,042	$6,409,042	—
Acceleration of Option Awards	—	$205,913	—	$4,718,336	$4,718,336	$5,234,546	$5,234,546	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$39,602	—	—	$39,602	—	—	—

Total	$0	$3,654,026	$0	$11,142,169	$14,263,980	$11,643,588	$11,643,588	$0

Robert B. Crowl
Severance (base salary)	—	$465,000	—	—	$465,000	—	—	—
Severance (MIP)	—	—	—	$465,000	$465,000	—	—	—
Acceleration of Stock Awards	—	$619,981	—	$298,020	$794,005	$794,005	$794,005	—
Acceleration of Option Awards	—	$41,607	—	$253,232	$253,232	$360,373	$360,373	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$30,405	—	—	$30,405	—	—	—

Total	$0	$1,173,993	$0	$1,016,252	$2,024,642	$1,154,378	$1,154,378	$0

David E. Tucker
Severance (base salary)	—	$1,176,000	—	—	$1,176,000	—	—	—
Severance (MIP)	—	—	—	$735,000	$735,000	—	—	—
Acceleration of Stock Awards	—	$863,390	—	$1,862,751	$2,553,463	$2,553,463	$2,553,463	—
Acceleration of Option Awards	—	$69,020	—	$1,311,607	$1,311,607	$1,488,242	$1,488,242	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$58,633	—	—	$58,633	—	—	—

Total	$0	$2,184,043	$0	$3,909,358	$5,851,703	$4,041,705	$4,041,705	$0

Richard J. Bradfield
Severance (base salary)	—	$345,000	—	—	$345,000	—	—	—
Severance (MIP)	—	—	—	$258,750	$258,750	—	—	—
Acceleration of Stock Awards	—	$489,465	—	—	$391,572	$391,572	$391,572	—
Acceleration of Option Awards	—	$39,340	—	$56,708	$56,708	$157,359	$157,359	—
Retirement Plans	—	—	—	—	—	—	—	$14,285
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$29,389	—	—	$29,389	—	—	—

Total	$0	$920,194	$0	$315,458	$1,098,419	$548,931	$548,931	$14,285

George J. Kilroy
Severance (base salary)	—	$978,360	—	—	$978,360	—	—	—
Severance (MIP)	—	—	—	$489,180	$489,180	—	—	—
Acceleration of Stock Awards	—	—	—	—	—	—	—	—
Acceleration of Option Awards	—	$54,843	—	$79,263	$79,263	$219,372	$219,372	$79,263
Retirement Plans	—	—	—	—	—	—	—	$1,073,141
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$24,865	—	—	$24,865	—	—	—

Total	$0	$1,075,068	$0	$568,443	$1,588,668	$219,372	$219,372	$1,152,404

William F. Brown
Severance (base salary)	—	$360,360	—	—	$360,360	—	—	—
Severance (MIP)	—	—	—	$270,270	$270,270	—	—	—
Acceleration of Stock Awards	—	$751,806	—	—	$751,806	$751,806	$751,806	—
Acceleration of Option Awards	—	$27,281	—	$39,511	$39,511	$109,124	$109,124	—
Retirement Plans	—	—	—	—	—	—	—	$212,466
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$30,087	—	—	$30,087	—	—	—

Total	$0	$1,186,534	$0	$309,781	$1,469,034	$860,930	$860,930	$212,466

(1)
In the event of an employee's voluntary termination for good reason following a change in control, such employee would not be entitled to the amounts set forth on the lines labeled "Severance (base salary)," "Outplacement" or "Health Insurance Premiums," but would be entitled to the other amounts shown in this column.

        The amounts shown in the table above include estimates of what would be paid to the applicable Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the applicable Named Executive Officers can only be determined at the time of such event. We have included payments related to the PHH Corporation Pension Plan in the table since this is a frozen plan and is not available to all of our current employees. We have not included payments related to the PHH Corporation Pension Plan in the specified events other than the "Retirement" column, as these payments are not triggered by termination, death or disability of the applicable Named Executive Officer or a change in control. These amounts would be payable to the applicable Named Executive Officer at some time after the specified event once the minimum retirement age and other PHH Corporation Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the Named Executive Officers, as these benefits are available to all employees on the same basis.

Potential Payments and Benefits

        Severance.    We provide post-termination payments of salary, or severance, to our Named Executive Officers under the Tier I Severance Plan in the event of a reduction in our workforce, the elimination or discontinuation of their position, or if employment is terminated by Company without cause. Severance benefits under the Tier I Severance Plan include salary continuation for either one or two years which runs concurrent with the duration of the non-compete and /or non-solicitation provisions contained in restrictive covenant agreements executed as a condition of participation in the long term incentive program; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and payment of an amount equal to the cost of COBRA coverage during the duration of the restricted covenants.

        Accelerated Vesting of Stock Awards.    All of the stock awards made to our Named Executive Officers have been granted under the 2005 Equity and Incentive Plan and are subject to the vesting and other terms set forth in award agreements and the 2005 Equity and Incentive Plan. Pursuant to the terms of the 2005 Equity and Incentive Plan and unless provided otherwise in the applicable award agreements, in the event of a Change in Control (defined below), any stock option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSU and other equity-based awards lapse and such equity-based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity-based awards are deemed to be fully achieved. The terms of the PRSU awards that were made as part of the March 2013 LTIP grants contain specific accelerated vesting triggers that supersede the terms of the 2005 Equity and Incentive Plan which are described earlier in this document in detail in the charts under the "Key Features of the Long-Term Incentive Awards and Link to Shareholder Value Creation" section. Our November 2013 LTIP grants contain double trigger features which do not result in vesting upon a change in control.

        Pursuant to the terms of the 2005 Equity and Incentive Plan, a Change in Control is deemed to have occurred if:

  •
  any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us, (ii) any trustee or other fiduciary holding securities under one of our employee benefit plans and (iii) any corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our common stock), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our common stock representing 30% or more of the combined voting power of our then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if we or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

  •
  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors) whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors or whose appointment, election or nomination for election was previously so approved or recommended;

  •
  there is consummated a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

  •
  our stockholders approve a plan of complete liquidation or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets (or any transaction having a similar effect), other than a sale or disposition by us of all or substantially all of our assets to an entity, immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

  •
  However, of an award is subject to Section 409A of the U.S. Tax Code and payment is made as a result of a change in control, then under that award, a "change in control" must qualify as both the definition above and a "change in control" event under Section 409A of the U.S. Tax Code.

        The amounts in the table are calculated using the closing price of our common stock on December 31, 2013, and the number of stock options and RSUs used to calculate the amounts in the table are those unexercisable stock options and unvested RSUs that would become exercisable and vested as a result of the Change in Control event pursuant to SEC rules.

        Accelerated Payout of 2013 MIPs.    As discussed above with regard to equity-based awards, in the event of a Change in Control, the performance conditions imposed with respect to awards under the PHH Corporation Management Incentive Plan are deemed to be fully achieved and the target payout amount under each Named Executive Officer's respective MIP award will be deemed to be earned and payable to each such Named Executive Officer. See "—Compensation Discussion and Analysis—Executive Compensation Program—Variable Annual Cash Compensation Programs" and the "—Grants of Plan-Based Awards During 2013" table above for information regarding the MIP.

        Retirement Plans.    Messrs. Bradfield, Brown and Kilroy are participants in the PHH Corporation Pension Plan. This plan was available to all employees prior to 2005 on a non-discriminatory basis. Participants in the PHH Corporation Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table above are based on the estimated present value on December 31, 2013 of the payouts for Messrs. Bradfield, Brown and Kilroy. See the "—Pension Benefits" table above for more information.

 EQUITY COMPENSATION PLAN INFORMATION

        The table below presents information as of December 31, 2013:

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	3,409,320		$18.70		2,803,362
Equity compensation plans not approved by security holders	—		—		—

Total	3,409,320	(2)	$18.70	(3)	2,803,362

(1)
Equity compensation plans approved by security holders include the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended, that was last approved by our stockholders on June 10, 2009. See also, Note 19, "Stock-Based Compensation" in the Notes to the Consolidated Financial Statements included in the 2013 Annual Report for more information.

(2)
Includes 1,474,919 restricted stock units and 1,934,401 stock options.

(3)
Because there is no exercise price associated with restricted stock units, restricted stock units described in Footnote 2 above are not included in the weighted-average exercise price calculation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our current directors and director nominees, by each of the Named Executive Officers that were employed by us as of April 23, 2014, and by our current directors, director nominees and Executive Officers employed by us as of April 23, 2014, as a group. As of March 26, 2014, there were 57,377,894 shares of our common stock issued and outstanding. See also "Director Compensation" above for additional information concerning the holdings of vested RSUs by each of our non-employee directors.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
Principal Stockholders:
Hotchkis and Wiley Capital Management, LLC(2)	6,083,925	10.60%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Dimensional Fund Advisors LP(3)	4,842,347	8.44%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Senator Investment Group LP(4)	4,390,407	7.65%
510 Madison Avenue, 28th Floor New York, NY 10022
EJF Capital LLC(5)	4,321,181	7.53%
2107 Wilson Boulevard, Suite 410 Arlington, VA 22201
Orange Capital, LLC(6)	3,454,088	6.02%
1370 Avenue of the Americas, 23rd Floor New York, NY 10019
BlackRock, Inc.(7)	3,379,855	5.89%
40 East 52nd St. New York, NY 10022
Pacific Investment Management Company LLC(8)	3,334,605	5.81%
840 Newport Center Drive, Suite 100 Newport Beach, CA 92660
The Vanguard Group(9)	3,123,946	5.45%
100 Vanguard Blvd Malvern, PA 19355
Directors and Current Named Executive Officers:
Glen A. Messina(10)	211,236	*
Robert B. Crowl(11)	3,164	*
David E. Tucker(12)	16,649	*
Richard J. Bradfield(13)	33,715	*
William F. Brown(14)	95,012	*
Jon A. Boscia(15)(24)	10,000	*
Jane D. Carlin(16)(24)	—	—
James O. Egan(17)(24)	7,000	*
Thomas P. Gibbons(18)(24)	—	—
Allan Z. Loren(19)(24)	5,000	*
Gregory J. Parseghian(20)(24)	25,000	*
Charles P. Pizzi(21)(24)	—	—
Deborah M. Reif(22)(24)	3,000	*
Carroll R. Wetzel, Jr.(23)(24)	4,000	*
All Directors and Current Executive Officers as a Group (17 persons):	424,165	*

*
Represents less than one percent.

(1)
Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under SEC rules. Shares of our common stock beneficially owned by our executive officers and non-employee directors include direct and indirect ownership of shares issued and outstanding, and shares as to which any such person has a right to acquire within 60 days of March 26, 2014. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2014, Hotchkis and Wiley Capital Management, LLC ("Hotchkis") reported aggregate beneficial ownership of 6,083,925 shares of our common stock, representing approximately 10.60% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hotchkis reported that it possessed sole voting power over 5,501,125 shares and sole dispositive power over 6,083,925 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2014, Dimensional Fund Advisors LP and certain of its affiliates ("DFA") reported aggregate beneficial ownership of 4,842,347 shares of our common stock, representing approximately 8.44% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 4,772,270 shares and sole dispositive power over 4,842,347 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 25, 2014, Senator Investment Group LP ("Senator") reported aggregate beneficial ownership of 4,390,407 shares of our common stock, representing approximately 7.65% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Senator reported that it possessed shared voting power over 4,390,407 shares and shared dispositive power over 4,390,407 shares. Senator also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2014, EJF Capital LLC ("EJF Capital") reported aggregate beneficial ownership of 4,321,181 shares of our common stock, representing approximately 7.53% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. EJF Capital reported that it possessed shared voting power over 4,321,181 shares and shared dispositive power over 4,321,181 shares. EJF Capital also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(6)
Based solely on a Schedule 13D/A filed with the SEC on January 9, 2014, Orange Capital, LLC ("Orange Capital") reported aggregate beneficial ownership of 3,454,088 shares of our common stock, representing approximately 6.02% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Orange Capital reported that it possessed shared voting power over 3,454,088 shares and shared dispositive power over 3,454,088 shares. Orange Capital also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(7)
Based solely on a Schedule 13G/A filed with the SEC on January 30, 2014, BlackRock, Inc. and certain of its affiliates ("BlackRock") reported aggregate beneficial ownership of 3,379,855 shares of our common stock, representing approximately 5.89% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. BlackRock reported that it possessed sole voting power over 3,167,062 shares and sole dispositive power over 3,379,855 shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(8)
Based solely on a Schedule 13G filed with the SEC on February 12, 2014, Pacific Investment Management Company LLC ("PIMCO") reported aggregate beneficial ownership of 3,334,605 shares of our common stock, representing approximately 5.81% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. PIMCO reported that it possessed sole voting power over 3,334,605 shares and sole dispositive power over 3,334,605 shares. PIMCO also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(9)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2014, The Vanguard Group reported aggregate beneficial ownership of 3,123,946 shares of our common stock, representing approximately 5.45% of our common stock outstanding as of March 26, 2014, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The Vanguard Group reported that it possessed sole voting power over 82,229 shares and sole dispositive power over 3,046,617 shares. The Vanguard Group also reported that it possessed shared dispositive power over 77,329 shares and did not possess shared voting power over any shares beneficially owned.

(10)
Represents 23,370 shares of our common stock held directly by Mr. Messina and 187,866 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 23, 2014.

(11)
Represents 3,164 shares of our common stock held directly by Mr. Crowl and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 23, 2014.

(12)
Represents 16,649 shares of our common stock held directly by Mr. Tucker and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 23, 2014.

(13)
Represents 17,052 shares of our common stock held directly by Mr. Bradfield and 16,663 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 23, 2014.

(14)
Represents 42,066 shares of our common stock held directly by Mr. Brown and 52,946 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 23, 2014.

(15)
Represents 10,000 shares of our common stock held directly by Mr. Boscia. Excludes 9,940 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(16)
Represents 0 shares of our common stock held by Ms. Carlin. Excludes 10,188 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(17)
Represents 7,000 shares of our common stock held directly by Mr. Egan. Excludes 46,336 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(18)
Represents 0 shares of our common stock held directly by Mr. Gibbons. Excludes 21,491 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(19)
Represents 5,000 shares of our common stock held directly by Mr. Loren. Excludes 35,530 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(20)
Represents 25,000 shares of our common stock held indirectly by Mr. Parseghian. Excludes 37,728 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(21)
Represents 0 shares of our common stock held directly by Mr. Pizzi. Excludes 15,290 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(22)
Represents 3,000 shares of our common stock held directly by Ms. Reif. Excludes 33,123 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(23)
Represents 4,000 shares of our common stock held directly by Mr. Wetzel. Excludes 33,463 shares of our common stock underlying fully vested RSUs held as of April 23, 2014. See Footnote 24 below for further information.

(24)
Each non-employee director has been granted Director RSUs that are immediately vested upon grant and that are settled in shares of our common stock one year after the director is no longer a member of the Board. Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying Director RSUs, prior to the date that is one year after termination of service on the Board. As a result, the shares underlying Director RSUs have been omitted from the above table. As of April 23, 2014, Messrs. Boscia, Egan, Gibbons, Loren, Parseghian, Pizzi and Wetzel held 9,940; 46,336; 21,491; 35,530; 37,728; 15,290 and 33,463 Director RSUs, respectively, and Mses. Carlin and Reif held 10,188 and 33,123 Director RSUs, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2013.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our By-Laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2015 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 24, 2014. Additionally, if our 2014 Annual Meeting of Stockholders is held on May 22, 2014, as expected, any stockholder proposal or director nomination for our 2015 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on Thursday, January 22, 2015, or after the close of business on Friday, February 20, 2015. An untimely proposal may not be brought before or considered at our 2015 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our By-Laws. For more information regarding our procedures for director nominations as set forth in our By-Laws, please refer to "Corporate Governance—Nomination Process and Qualifications for Director Nominees."

        All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

 OTHER BUSINESS

        As of April 23, 2014, our Board is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

APPENDIX A

PHH CORPORATION 2014 EQUITY AND INCENTIVE PLAN

PHH CORPORATION
2014 EQUITY AND INCENTIVE PLAN

A-i

PHH CORPORATION
2014 EQUITY AND INCENTIVE PLAN

SECTION I. DEFINITIONS

        1.1    Definitions.     Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a)   "Affiliate" means:

            (1)   Any Subsidiary or Parent;

            (2)   An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or

            (3)   Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate," as determined in the sole discretion of the Committee.

          (b)   "Award Agreement" means any written or electronic agreement, contract, or other instrument or document as may from time to time be approved by the Committee as evidencing an Award granted under the Plan.

          (c)   "Award Program" means a written or electronic program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions, and restrictions set forth in such program.

          (d)   "Awards" means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

          (e)   "Board of Directors" means the board of directors of the Company.

          (f)    "Cash Performance Award" means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

          (g)   "Change in Control" except as may otherwise be provided in an applicable Award Agreement or Award Program, means the occurrence of any of the following:

            (1)   the acquisition by any person (or by more than one person acting as a group) of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of Company stock (excluding any acquisition by any person (or more than one person acting as a group) that already owns more than 50% of the total fair market value or total voting power of the Company's stock) that constitutes a "change in the ownership" of the Company under Code Section 409A and the regulations thereunder;

            (2)   one person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 30% or more of the total voting power of the Company's stock in a manner that constitutes a "change in effective control" of the Company under Code Section 409A and the regulations thereunder;

            (3)   a majority of the members of the Company's Board of Directors are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election in a manner that constitutes a "change in effective control" of the Company under Code Section 409A and the regulations thereunder; or

            (4)   one person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) all or substantially all the assets of the Company and its Affiliates in a manner that constitutes a "change in the ownership of a substantial portion of the assets" of the Company under Code Section 409A and the regulations thereunder (but applying an "all or substantially all the assets" standard in lieu of the 40% standard provided therein).

  Notwithstanding any provision of an Award to the contrary, with respect to any Award for which a definition of "Change in Control" is required to comply with Code Section 409A to avoid the imposition of taxes under Code Section 409A, "Change in Control" under such Award must also constitute a "change in control event" under Code Section 409A and the regulations thereunder in addition to satisfying any definition provided in such Award.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended.

          (i)    "Committee" means the Human Capital and Compensation Committee of the Board of Directors (or its successor) unless and until another committee is appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

          (j)    "Company" means PHH Corporation, a Maryland corporation.

          (k)   "Disability" unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (m)  "Exercise Price" means the exercise price per share of Stock purchasable under an Option.

          (n)   "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

            (1)   if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

            (2)   if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by such exchange or system; or

            (3)   if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

  Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee (or its authorized delegatee pursuant to Section 2.3(b)) may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee (or its authorized delegatee pursuant to Section 2.3(b)) determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

          (o)   "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

          (p)   "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

          (q)   "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

          (r)   "Other Stock-Based Award" means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash, in Stock or in a combination thereof. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

          (s)   "Over 10% Owner" means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (t)    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(e) or regulations and rulings thereunder.

          (u)   "Participant" means an individual who receives an Award hereunder.

          (v)   "Performance Goals" means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, or Affiliate (or business unit or division of an Affiliate), either individually, alternatively or in combination, and measured either monthly, quarterly, annually, or over another specified period or cumulatively or averaged over a period of months, quarters, years, or other specified period, on an absolute basis or relative to a pre-established target, to one or more previous periods' results or to a designated comparison group, in each case as specified by the Committee in the Award:

      (i)
      earnings before or after any, or any combination, of the following: taxes, interest, depreciation, amortization, or extraordinary or special items;

      (ii)
      book value;

      (iii)
      operating cash flow;

      (iv)
      free cash flow:

      (v)
      cash flow return on investments (discounted or otherwise);

      (vi)
      cash available;

      (vii)
      gross or net income (before or after taxes);

      (viii)
      revenue or revenue growth;

      (ix)
      total shareholder return;

      (x)
      return on investment;

      (xi)
      return on capital;

      (xii)
      return on shareholder equity;

      (xiii)
      return on assets (gross or net);

      (xiv)
      return on common book equity;

      (xv)
      return on revenues;

      (xvi)
      market share;

      (xvii)
      market penetration;

      (xviii)
      geographic business expansion;

      (xix)
      customer satisfaction;

      (xx)
      employee satisfaction;

      (xxi)
      human resources management;

      (xxii)
      supervision of litigation;

      (xxiii)
      information technology;

      (xxiv)
      economic value added;

      (xxv)
      operating margin;

      (xxvi)
      profit margin;

      (xxvii)
      stock price;

      (xxviii)
      operating income;

      (xxix)
      expenses or operating expenses;

      (xxx)
      productivity of employees as measured by revenues, costs, or earnings per employee;

      (xxxi)
      working capital;

      (xxxii)
      improvements in capital structure;

      (xxxiii)
      cost reduction goals;

      (xxxiv)
      goals relating to divestitures, joint ventures, and similar transactions; or

      (xxxv)
      any combination of the foregoing.

  Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate. The Committee may appropriately adjust any Performance Goal to remove the effect of any one or more of the following: equity compensation expense under ASC 718; the value of intangible assets; amortization of acquired technology and/or intangibles; depreciation; impairment of goodwill and/or intangible assets; asset write-downs; mark to market adjustments; changes (realized or unrealized) in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments, whether before or after tax; changes (realized or unrealized) in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights, whether before or after tax; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; or any items or events that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

          (w)  "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

          (x)   "Plan" means the PHH Corporation 2014 Equity and Incentive Plan, as amended from time to time.

          (y)   "Separation from Service" shall mean a termination of a Participant's employment or other service relationship with the Company, subject to the following requirements:

            (1)   in the case of a Participant who is an employee of the Company, a termination of the Participant's employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the "service recipient" within the meaning of Code Section 409A (collectively, the "Service Recipient") or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder; or

            (2)   in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant's service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder; or

            (3)   in any case, as may otherwise be permitted under Code Section 409A.

          (z)   "Stock" means the Company's common stock.

          (aa) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

          (bb) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

          (cc) "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE EQUITY AND INCENTIVE PLAN

        2.1    Purpose of the Plan.     The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

        2.2    Stock Subject to the Plan.

          (a)   Subject to adjustment as provided in Section 5.2 hereof, the total number of shares of Stock reserved and available for delivery under the Plan shall be equal to (i) 3,500,000 plus, (ii) any shares of Stock remaining subject to the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the "Prior Plan") which are not subject to awards granted under the Prior Plan as of the effective date of the Plan; provided, however, that no more than 3,500,000 shares of Stock may be granted as Incentive Stock Options.

          (b)   If (1) an Award or an award granted under the Prior Plan which is outstanding as of the effective date of the Plan (an "Outstanding Prior Plan Award"), is forfeited, expires or otherwise terminates without issuance of such shares of Stock, or (2) any Award or Outstanding Prior Plan Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such Award or Outstanding Prior Plan Award, the shares of Stock to which those Awards or Outstanding Prior Plan Awards were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.

          (c)   In the event that (1) any Award granted under this Plan or Outstanding Prior Plan Award, is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (2) withholding tax liabilities arising from any Award or Outstanding Prior Plan Award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then only the number of shares of Stock issued net of the shares of Stock so tendered or withheld shall be counted for purposes of determining the maximum number of shares of Stock available for grant under the Plan.

          (d)   Awards issued in substitution of awards granted by a company acquired by the Company or any Subsidiary shall not reduce the shares of Stock authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or members of the Board of Directors prior to such acquisition or combination.

          (e)   Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

        2.3    Administration of the Plan.

          (a)   The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

          (b)   Notwithstanding any other provision of this Plan, (1) the Board of Directors may by resolution authorize one or more members of the Board of Directors to do one or both of the following: (A) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (B) determine the type of Awards and the terms and conditions and number of shares of Stock subject to such Awards; provided however, that such delegation shall be subject to such parameters and restrictions consistent with the Plan as the Board of Directors shall specify, including, without limitation the total number of shares of Stock that may be granted subject to such Awards, or the Board of Directors may delegate to the Committee the authority and responsibility to establish all of some of such parameters and restrictions; and (2) the Board of Directors or the Committee may by resolution authorize one or more officers of the Company and/or one or more members of the Board of Directors to do one or both of the following: (A) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Cash Performance Awards under the Plan, and (B) determine the amount subject to such Cash Performance Awards; provided however, that such delegation shall be subject to such parameters and restrictions consistent with the Plan as the Board of Directors or the Committee, as applicable, shall specify.

          (c)   No member of the Board of Directors or Committee, nor any person to whom authority is delegated under subsection (b), shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

        2.4    Eligibility and Limits.

          (a)   Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary.

          (b)   In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

          (c)   To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights, or (3) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any thirty-six (36) month period to any employee may not exceed two and one-half million shares (2,500,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed five million dollars ($5,000,000). The foregoing cash limit may be multiplied by two (2) for any employee in his or her first calendar year of employment with the Company or an Affiliate. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. Subject to the foregoing share and cash limits, any performance-based award may be settled in shares of Stock, cash, or a combination thereo.

          (d)   Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director during any single calendar year (excluding Awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers and Awards made as and for incremental compensation for special services) shall not exceed five hundred thousand dollars ($500,000.00).

SECTION 3 TERMS OF AWARDS

        3.1    Terms and Conditions of All Awards.

          (a)   The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion (or its authorized delegatee pursuant to Section 2.3(b)), subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

          (b)   Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals and the Committee desires that the Award constitute performance-based compensation under Code Section 162(m), the Committee will comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

          (c)   The date as of which an Award is granted will be the date all of the terms and conditions of the Award, including the number of shares, if any, covered by the Award, have been determined and all actions necessary to complete the grant of the Award have been taken or such later date as may be specified in the approval of such Award.

          (d)   Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

          (e)   Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant's death, and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed within ninety (90) days of the Participant's death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant's death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options (provided that such transfers shall only be permitted for no consideration to the Participant.

          (f)    After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would materially and adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

          (g)   Any Award granted under the Plan shall be subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.

          (h)   Except as may otherwise be provided herein or in an applicable Award Agreement or Award Program, in the event of a Change in Control, no shares of Stock or cash payments will vest or become payable solely as a result of the occurrence of the Change in Control.

        3.2    Terms and Conditions of Options.     Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee (or its authorized delegatee pursuant to Section 2.3(b)) will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders. Neither an Option nor shares of Stock underlying an Option shall be eligible for dividends or dividend equivalents.

          (a)    Option Price.    Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

          (b)    Option Term.    Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement, but shall not exceed ten (10) years after the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Nonqualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or the Company's insider trading policy, then the term of the Nonqualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

          (c)    Payment.    Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

            (i)    by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

            (ii)   in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

            (iii)  by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

  Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)    Conditions to the Exercise of an Option.    Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

          (e)    Termination of Incentive Stock Option.    With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)    Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) or 409A is applicable, may provide for an Exercise Price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (g)    No Reload Grants.    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other option held by a Participant.

          (h)    No Repricing.    Except as provided in Section 5.2, without the approval of the Company's stockholders, the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be cancelled or surrendered in consideration of, or in exchange for, the grant of a new Option having an Exercise Price below that of the Option that was surrendered, Stock, cash, or any other Award.

        3.3    Terms and Conditions of Stock Appreciation Rights.     Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right shall be eligible for dividends or dividend equivalents.

          (a)    Settlement.    Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

          (b)    Term.    The term of any Stock Appreciation Right shall be as specified in the applicable Award Agreement, but shall not exceed ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company's insider trading policy, then the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

          (c)    Conditions to Exercise.    Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

          (d)    No Repricing.    Except as provided in Section 5.2, without the approval of the Company's stockholders, the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be cancelled or surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

        3.4    Terms and Conditions of Other Stock-Based Awards.     An Other Stock-Based Award shall entitle the Participant to receive one or more of (i) a specified or determinable number of shares of Stock, (ii) the value of a specified or determinable number of shares of Stock, (iii) a percentage or multiple of the value of a specified number of shares of Stock or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock. At the time of the grant, the Committee (or its authorized delegatee pursuant to Section 2.3(b)) must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

          (a)    Payment.    Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Payment or Lapse of Restrictions.    Each Other Stock-Based Award granted under the Plan shall be payable, restrictions on such Other Stock-Based Award shall lapse, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid, or such restrictions shall lapse, in whole or in part. In the case of dividends or dividend equivalents granted with respect to shares of Stock subject to an Other Stock-Based Award that vests based on the achievement of Performance Goals or other performance criteria, such dividends or dividend equivalents, as applicable, will not be paid until, and will be paid only to the extent, the Award is earned.

        3.5    Terms and Conditions of Cash Performance Awards.     A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit), or (ii) a percentage or multiple of a specified amount. At the time of the grant, the Committee (or its authorized delegatee pursuant to Section 2.3(b)) must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

          (a)    Payment.    Payment in respect of Cash Performance Awards shall be made by the Company in cash.

          (b)    Conditions to Payment.    Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

        3.6    Treatment of Awards on Termination of Service.     Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

        4.1    Escrow of Shares.     Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian's designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

        4.2    Restrictions on Transfer.     The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

        5.1    Withholding.     The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the issuance or transfer of any shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the minimum federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

        5.2    Changes in Capitalization; Merger; Liquidation.

          (a)   The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock authorized to be granted pursuant to Section 2.3(b), and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year or other period, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring").

          (b)   In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

          (c)   Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

          (d)   The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        5.3    Awards to Non-U.S. Employees.     The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

        5.4    Cash Awards.     The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

        5.5    Compliance with Code.

          (a)    Code Section 422.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

          (b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, an Award Program, or any other agreement (written or oral) to the contrary, if Participant is a "specified employee" (within the meaning of Code Section 409A) on the date of Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code, and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant's Separation from Service, or (ii) the date of the Participant's death. Upon the expiration of the applicable six-month period under Section 409A(a)(2)(B)(i) of the Code, all payments so deferred will be paid to the Participant (or the Participant's estate, in the event of the Participant's death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

        5.6    Right to Terminate Employment or Service.     Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

        5.7    Non-Alienation of Benefits.     Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        5.8    Restrictions on Delivery and Sale of Shares; Legends.     Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        5.9    Listing and Legal Compliance.     The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws or compliance with any other law is required in connection therewith and has not been completed on terms acceptable to the Committee.

        5.10    Termination and Amendment of the Plan.     The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the Participant under such Award without the consent of the holder of an Award.

        5.11    Stockholder Approval.     The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

        5.12    Choice of Law.     The Plan and all determinations and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without effect to conflicts of laws except that the duties and responsibilities of the Board and the members thereof shall be determined in accordance with the laws of the State of Maryland, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        5.13    Effective Date of Plan; Term of Plan; Prior Plan Suspended.     The Plan shall become effective as of the date the Plan is approved by the stockholders pursuant to Section 5.11, regardless of the date the Plan is signed. No Award may be granted more than ten (10) years after the date the Plan was approved by the Company's stockholders. As of the effective date of the Plan, no further grants shall be made under the Prior Plan.

        IN WITNESS WHEREOF, the Company has executed this Plan as of                                     , 2014 to become effective as of the date it is approved by stockholders pursuant to Section 5.11 hereof.

PHH CORPORATION

By:
Print Name:
Title:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3000 LEADENHALL ROAD MOUNT LAUREL, NJ 08054 M71331-P49902 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except Withhold All For All PHH CORPORATION The Board of Directors recommends that you vote FOR the following: ! ! ! 1. To elect nine directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Nominees: 01) Jane D. Carlin 02) James O. Egan 03) Thomas P. Gibbons 04) Allan Z. Loren 05) Glen A. Messina 06) Gregory J. Parseghian 07) Charles P. Pizzi 08) Deborah M. Reif 09) Carroll R. Wetzel, Jr. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 2. To approve the PHH Corporation 2014 Equity and Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. ! ! ! 3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. ! ! ! 4. To approve an advisory resolution approving the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2014 Annual Meeting, Proxy Statement and 2013 Annual Report are available at www.proxyvote.com. M71332-P49902 PHH CORPORATION 2014 Annual Meeting of Stockholders May 22, 2014, 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of 2014 Annual Meeting, Proxy Statement and 2013 Annual Report for the 2014 Annual Meeting to be held on May 22, 2014, starting at 10:00 a.m., Eastern Daylight Time at PHH's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Glen A. Messina, William F. Brown and J. Christopher Clifton, each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all shares of common stock of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2014 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2014 Annual Meeting and any adjournments or postponements thereof, all in accordance with, and as described in the accompanying Notice of 2014 Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. Eastern Daylight Time on May 21, 2014, the proxies shall not vote such shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side